Exhibit 99.(g)

Global Custody Agreement - New York - General - May 2012

Table of contents

1.	INTENTION OF THE PARTIES; DEFINITIONS	1
1.1	Intention of the Parties	1
1.2	Definitions; Interpretation	1

2.	WHAT J.P. MORGAN IS REQUIRED TO DO	5
2.1	Set Up Accounts	5
2.2	Cash Account	6
2.3	Segregation of Assets; Nominee Name	6
2.4	Settlement of Transactions	7
2.5	Contractual Settlement Date Accounting	7
2.6	Actual Settlement Date Accounting	8
2.7	Income Collection (AutoCredit®)	8
2.8	Miscellaneous Administrative Duties	9
2.9	Corporate Actions	10
2.10	Class Action Litigation	10
2.11	Proxies	10
2.12	Statements of Account	11
2.13	Access to J.P. Morgan’s Records	11
2.14	Maintenance of Financial Assets at Subcustodian Locations	12
2.15	Tax Relief Services	12
2.16	Foreign Exchange Transactions	12
2.17	Notifications	13
2.18	Sealed Envelopes	13

3.	INSTRUCTIONS	16
3.1	Acting on Instructions; Method of Instruction and Unclear Instructions	16
3.2	Verification and Security Procedures	16
3.3	Instructions; Contrary to Law/Market Practice	16
3.4	Cut-Off Times	17
3.5	Electronic Access	17

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN	17
4.1	Fees and Expenses	17
4.2	Overdrafts	17
4.3	J.P. Morgan’s Right Over Securities; Set-off	18

5.	SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS	18
5.1	Appointment of Subcustodians; Use of Securities Depositories	18
5.2	Liability for Subcustodians	19

6.	ADDITIONAL PROVISIONS	20
6.1	Representations of the Customer and J.P. Morgan	20
6.2	The Customer is Liable to J.P. Morgan Even if it is Acting for Another Person	21
6.3	Special Settlement Services	21

7.	WHEN J.P. MORGAN IS LIABLE TO THE CUSTOMER	21

Global Custody Agreement - New York - General - May 2012

7.1	Standard of Care; Liability	21
7.1	Standard of Care; Liability	21
7.2	Force Majeure	22
7.3	J.P. Morgan May Consult With Counsel	22
7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result	23
7.5	Assets Held Outside J.P. Morgan’s Control	23
7.6	Ancillary services	23
7.7	Service Locations	23

8.	TAXATION	24
8.1	Tax Obligations	24
8.2	Tax Relief Services	24

9.	TERMINATION	25
9.1	Termination	25
9.2	Exit Procedure	26

10.	MISCELLANEOUS	26
10.1	Notifications	26
10.2	Successors and Assigns	26
10.3	Entire Agreement	27
10.4	Information Concerning Deposits at J.P. Morgan’s Non-US Branch	27
10.5	Insurance	27
10.6	Security Holding Disclosure	27
10.7	USA PATRIOT Act Disclosure	27
10.8	Governing Law and Jurisdiction	28
10.9	Severability; Waiver; and Survival	28
10.10	Confidentiality	28
10.11	Counterparts	29
10.12	No Third Party Beneficiaries	29
SCHEDULE 1 Agent and Cash Network		30
SCHEDULE 2 Form of Board Resolution		41
SCHEDULE 3 J.P. Morgan Worldwide Securities Services Custody Restricted Markets Schedule		42
SCHEDULE 4 ETFS Trust - List of Funds		45
ANNEX A Electronic Access		46
Appendix 1		48
Appendix 2		49

Global Custody Agreement - New York - General - May 2012

GLOBAL CUSTODY AGREEMENT

This Agreement, dated December 4, 2014, is between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“J.P. Morgan”), with a place of business at 383 Madison Avenue, New York, NY 10017; and ETFS TRUST, a Delaware statutory trust and registered investment company under the Investment Company Act of 1940 (“1940 Act”), on behalf of each Fund (defined below) with a place of business at 48 Wall Street, 11th Floor, New York, NY 10005.

1.	INTENTION OF THE PARTIES; DEFINITIONS

1.1	Intention of the Parties

(a)	This Agreement sets out the terms on which J.P. Morgan will provide custodial, settlement and other associated services to each series of ETFS Trust (each a “Fund” and together the “Funds”) as listed on Schedule 4 hereto ( collectively, “the Customer”). J.P. Morgan will be responsible for the performance of only those duties expressly set forth in this Agreement.

(b)	Investing in Financial Assets and cash in foreign jurisdictions may involve risks of loss or other burdens and costs. The Customer acknowledges that J.P. Morgan is not providing any legal, tax or investment advice in providing the services under this Agreement and will not be liable for any losses resulting from Country Risk.

(c)	The terms and conditions of this Agreement are applicable only to the services which are specified in this Agreement.

(d)	This Agreement shall constitute a separate agreement as between each Fund and J.P. Morgan, as if each Fund had executed a separate instrument with J.P. Morgan, and no Fund shall have any liability for the obligations of any other Fund hereunder such that the property held by J.P. Morgan for each Fund is the property of only that Customer. For the avoidance of doubt, the foregoing shall not relieve any party from any right or obligations it may have pursuant to another agreement or pursuant to Applicable Law.

1.2	Definitions; Interpretation

(a) As used herein, the following terms have the meaning hereinafter stated.

“Account” has the meaning set forth in Section 2.1 of this Agreement.

“Affiliate” means an entity controlling, controlled by, or under common control with, J.P. Morgan or the Customer, as the case may be.

“Affiliated Subcustodian Bank” means a Subcustodian that is both a subsidiary of JPMorgan Chase & Co. and either (i) a bank chartered or incorporated in the United States of America or (ii) a branch or subsidiary of such a bank.

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“Applicable Law” means any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental entity.

“Authorized Person” means any person who has been designated by written notice from the Customer in the form as provided by J.P. Morgan (or by written notice in the form as provided by J.P. Morgan from any agent designated by the Customer, including, without limitation, an investment manager) to act on behalf of the Customer under this Agreement and any person who has been given an access code by a security administrator appointed by the Customer which allows the provision of Instructions. Such persons will continue to be Authorized Persons until such time as J.P. Morgan receives and has had reasonable time to act upon Instructions from the Customer (or its agent) that any such person is no longer an Authorized Person.

“Cash Account” has the meaning set forth in Section 2.1(a)(ii).

“Confidential Information” means and includes all non-public information concerning the Customer or the Accounts which J.P. Morgan receives in the course of providing services under this Agreement. Nevertheless, the term Confidential Information shall not include information which is or becomes available to the general public by means other than J.P. Morgan’s breach of the terms of this Agreement or information which J.P. Morgan obtains on a non-confidential basis from a person who is not known to be subject to any obligation of confidence to any person with respect to that information.

“Corporate Action” means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in the Securities Account that requires discretionary action by the beneficial owner of the Security, but does not include rights with respect to class action litigation or proxy voting.

“Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation or other governmental actions; the country’s financial infrastructure, including prevailing custody, tax and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

“Eligible Foreign Custodian” means: (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country’s government or an agency thereof; and (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States.

“Eligible Securities Depository” shall have the same meaning as in Rule 17f-7 under the 1940 Act as the same may be amended from time to time, or any

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other entity (other than an Eligible Securities Depository) that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

“Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

“Foreign Custody Manager” has the meaning as set forth in paragraph (a) of Section 2.19.

“Financial Asset” means a Security and refers, as the context requires, either to the asset itself or to the means by which a person’s claim to it is evidenced, including a Security, a security certificate, or a Securities Entitlement. “Financial Asset” does not include cash.

“Instruction” means an instruction that has been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, which J.P. Morgan believes in good faith to have been given by an Authorized Person.

“J.P. Morgan Indemnitees” means J.P. Morgan, its Affiliates, its Subcustodians, and their respective nominees, directors, officers, employees and agents.

“J.P. Morgan’s London Branch” means the London branch office of JPMorgan Chase Bank, N.A.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, taxes (other than taxes based solely on J.P. Morgan’s income), or expenses of any kind whatsoever (whether actual or contingent and including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements and, where relevant, any and all amounts owing to J.P. Morgan by the Customer’s counterparty in connection with collateral/control accounts established at J.P. Morgan pursuant to the Customer’s Instruction) outstanding from time to time.

“Sealed Envelope” means a sealed envelope which the Customer requests J.P. Morgan to hold in custody. Nothing in this definition shall obligate J.P. Morgan to accept any such Sealed Envelope.

“Securities” means shares, stocks, debentures, bonds, notes or other like obligations, whether issued in certificated or uncertificated form, and any certificates, receipts (e.g., American Depository Receipts (“ADRs”)), warrants or other instruments representing rights to receive, purchase or subscribe for the same that are commonly traded or dealt in on securities exchanges or financial markets or other obligations of an issuer, or shares, participations and interests in an issuer recognized in the country in which it is issued or dealt in as a medium for investment and any other property as may be acceptable to J.P. Morgan for the Securities Account.

“Securities Account” means each Securities custody account on J.P. Morgan’s records to which Financial Assets are or may be credited under this Agreement.

“Securities Depository” means any securities depository, dematerialized book entry system or similar system for the central handling of Securities, whether or not acting in that capacity.

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“Securities Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

“Securities Intermediary” means J.P. Morgan, a Subcustodian, a Securities Depository, and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.

“Security Procedure” means a security procedure to be followed by the Customer upon the issuance of an Instruction and/or by J.P. Morgan upon the receipt of an Instruction, so as to enable J.P. Morgan to verify that such Instruction is authorized, as set forth in service level documentation in effect from time to time between the parties with respect to the services set forth in this Agreement, or as otherwise agreed in writing by the parties. A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption or telephone call backs, and may be updated by J.P. Morgan from time to time upon notice to the Customer. The Customer acknowledges that the Security Procedure is designed to verify the authenticity of, and not detect errors in, Instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of the Customer through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorized Instruction.

“Subcustodian” means any of the subcustodians appointed by J.P. Morgan from time to time to hold Securities and act on its behalf in different jurisdictions (and being at the date of this Agreement the entities listed in Schedule 1) and includes any Affiliated Subcustodian Bank.

(b)	Headings are for reference and convenience only and are not intended to affect interpretation.
(c)	References to Articles and Sections are to Articles and Sections of this Agreement and references to sub-sections and paragraphs are to sub-sections of the Sections and paragraphs of the sub-sections in which they appear.
(d)	Unless the context requires otherwise, references in this Agreement to “persons” shall include legal as well as natural entities; references importing the singular shall include the plural (and vice versa); use of the generic masculine pronoun shall include the feminine; use of the term “including” shall be deemed to mean “including but not limited to,” and references to appendices and numbered sections shall be to such addenda and provisions herein; all such addenda are hereby incorporated in this Agreement by reference.

“U.S. Bank” means a U.S. bank as defined in Rule 17f-5(a)(7) under the 1940 Act.

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2.	WHAT J.P. MORGAN IS REQUIRED TO DO

	2.1	Set Up Accounts

		(a)	J.P. Morgan will establish and maintain the following accounts (“Accounts”):

(i)	one or more Securities Accounts in the name of the Customer, on behalf of each Fund (or in another name requested by the Customer that is acceptable to J.P. Morgan) for Financial Assets, which may be held by J.P. Morgan or a Subcustodian or a Securities Depository for J.P. Morgan on behalf of the Customer, including as an Entitlement Holder; and

(ii)	one or more accounts in the name of the Customer, on behalf of each Fund (or in another name requested by the Customer that is acceptable to J.P. Morgan) (“Cash Account”) for any and all cash in any currency received by or on behalf of J.P. Morgan for the account of the Customer.

Notwithstanding paragraph 2.1(a)(ii), cash held in respect of those markets where the Customer is required to have a cash account in its own name held directly with the relevant Subcustodian or Securities Depository will be held in that manner and will not be part of the Cash Account.

(b)	At the request of the Customer, additional Accounts may be opened in the future, and such additional Accounts shall be subject to the terms of this Agreement.

(c)	In the event that the Customer requests the opening of any additional Account for the purpose of holding collateral pledged by the Customer to a securities exchange, clearing corporation, or other central counterparty (a “Counterparty”) to secure trading activity by the Customer, or the pledge to a Counterparty of cash or individual Securities held in an Account, that Account (or the pledged cash or Securities) shall be subject to the collateral arrangements in effect between J.P. Morgan and the Counterparty in addition to the terms of this Agreement.

(d)	J.P. Morgan’s obligation to open Accounts pursuant to Section 2.1(a) is conditional upon J.P. Morgan receiving such of the following documents as J.P. Morgan may require:

(i)	a certified copy of the Customer’s constitutional documents as currently in force;

(ii)	evidence reasonably satisfactory to J.P. Morgan of the due authorization and execution of this Agreement by the Customer (for example by a certified copy of a resolution of the Customer’s board of directors or equivalent governing body, substantially in the form set out in Schedule 2);

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(iii)	A fund manager mandate completed by the fund manager designated by the Customer; and

(iv)	in the case of any Account opened in a name not that of the Customer, documentation with respect to that name similar to that set forth in sub-sections (i) - (iii).

2.2	Cash Account

(a)	Any amount standing to the credit of the Cash Account will be either:

(i)	deposited during the period it is credited to the Accounts in one or more deposit accounts at J.P. Morgan’s head office or at one of its non-U.S. branch offices and will constitute a debt owing to the Customer by J.P. Morgan as a banker, provided that any cash so deposited with a non- U.S. branch office will be payable exclusively by that branch office in the applicable currency, subject to compliance with Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency; or

(ii)	placed by J.P. Morgan with a bank or other financial institution in the country in which the applicable currency is issued, in which case the deposit will constitute a debt owing to the Customer by that bank or other financial institution and not J.P. Morgan, payable exclusively in the applicable currency at that bank or financial institution.

(b)	Any amounts credited by J.P. Morgan to the Cash Account on the basis of a notice or an interim credit from a third party, may be reversed if J.P. Morgan does not receive final payment in a timely manner. J.P. Morgan will notify the Customer promptly of any such reversal.

2.3	Segregation of Assets; Nominee Name

(a)	J.P. Morgan will identify in its books that Financial Assets credited to the Customer’s Securities Account belong to the Customer (except as otherwise may be agreed by J.P. Morgan and the Customer).

(b)	To the extent permitted by Applicable Law or market practice, J.P. Morgan will require each Subcustodian to identify in its own books that Financial Assets held at such Subcustodian by J.P. Morgan on behalf of its customers belong to customers of J.P. Morgan, such that it is readily apparent that the Financial Assets do not belong to J.P. Morgan or the Subcustodian.

(c)	J.P. Morgan is authorized, in its discretion:

(i)	to hold in bearer form, such Financial Assets as are customarily held in bearer form or are delivered to J.P. Morgan or its Subcustodian in bearer form;

(ii)	to hold Securities in or deposit Securities with any Securities Depository;

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(iii)	to hold Securities in omnibus accounts on a fungible basis and to accept delivery of Securities of the same class and denomination as those deposited with J.P. Morgan or its Subcustodian;

(iv)	to register in the name of the Customer, J.P. Morgan, a Subcustodian, a Securities Depository, or their respective nominees, such Financial Assets as are customarily held in registered form; and

(v)	to decline to accept any asset or property which it deems to be unsuitable or inconsistent with its custodial operations provided it will notify the Customer as soon as reasonably practicable of such decision.

2.4	Settlement of Transactions

Subject to Article 3 and Section 4.2 of this Agreement, J.P. Morgan will act in accordance with Instructions with respect to settlement of transactions. Settlement will be conducted in accordance with prevailing standards of the market in which the transaction occurs. Without limiting the generality of the foregoing, the Customer authorizes J.P. Morgan to deliver Securities or payment in accordance with applicable market practice in advance of receipt or settlement of consideration expected in connection with such delivery or payment, and the Customer acknowledges and agrees that such action alone will not of itself constitute negligence, fraud, or willful misconduct of J.P. Morgan, and the risk of loss arising from any such action will be borne by the Customer. In the case of the failure of the Customer’s counterparty (or other appropriate party) to deliver the expected consideration as agreed, J.P. Morgan will notify the Customer in the event such failure relates to market and rebalance trades, and contact the Counterparty to seek settlement in the event such failure relates to ETF creation or redemption activity. If the Customer’s counterparty continues to fail to deliver the expected consideration, J.P. Morgan will provide information reasonably requested by the Customer that J.P. Morgan has in its possession to allow the Customer to enforce rights that the Customer has against the Customer’s counterparty, but neither J.P. Morgan nor its Subcustodians will be obliged to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.5	Contractual Settlement Date Accounting

(a)	J.P. Morgan will effect book entries on a contractual settlement date accounting basis as described below with respect to the settlement for those Financial Assets and transactions as to which J.P. Morgan customarily offers contractual settlement date accounting. J.P. Morgan reserves the right to restrict in good faith the availability of contractual settlement date accounting for credit or operational reasons.

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(i)	Sales: On the settlement date for a sale, J.P. Morgan will credit the Cash Account with the proceeds of the sale and, if not already delivered, transfer the relevant Financial Assets to an account at J.P. Morgan pending settlement of the transaction.

(ii)	Purchases: On the settlement date for a purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), J.P. Morgan will debit the Cash Account for the settlement amount and credit a separate account at J.P. Morgan. J.P. Morgan will then post the Securities Account as awaiting receipt of the expected Financial Assets. The Customer will not be entitled to the delivery of Financial Assets until J.P. Morgan or a Subcustodian actually receives them.

Upon request, J.P. Morgan shall provide the Customer with a list of those markets for which it provides contractual settlement date accounting. J.P. Morgan may add markets to or remove markets from such list upon reasonable notice to the Customer.

(b)	J.P. Morgan may reverse any debit or credit made pursuant to Section 2.5(a) prior to a transaction’s actual settlement upon notice to the Customer in cases where J.P. Morgan reasonably believes that the transaction will not settle in the ordinary course within a reasonable time. The Customer will be responsible for any costs or Liabilities resulting from such reversal. The Customer acknowledges that the procedures described in Section 2.5 are of an administrative nature, and J.P. Morgan does not undertake to make loans and/or Financial Assets available to the Customer.

2.6	Actual Settlement Date Accounting

With respect to settlement of a transaction that is not posted to the Account on the contractual settlement date as referred to in Section 2.5, J.P. Morgan will post the transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received and settled by J.P. Morgan.

2.7	Income Collection (AutoCredit®)

(a)	J.P. Morgan will monitor information publicly available in the applicable market about forthcoming income payments on the Financial Assets, and will promptly notify the Customer of such information.

(b)	J.P. Morgan will credit the Cash Account with income proceeds on Financial Assets on the anticipated payment date, net of any taxes that are withheld by J.P. Morgan or any third party (“AutoCredit”) for those Financial Assets and/or markets as to which J.P. Morgan customarily offers an AutoCredit service. J.P. Morgan reserves the right to restrict in good faith the availability of AutoCredit for credit or operational reasons. Upon request, J.P. Morgan shall provide the Customer with a

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list of AutoCredit eligible markets. J.P. Morgan may add markets to or remove markets from the list of AutoCredit markets upon notice to the Customer that is reasonable in the circumstances. J.P. Morgan may reverse AutoCredit credits upon oral or written notification to the Customer if J.P. Morgan believes that the corresponding payment will not be received by J.P. Morgan within a reasonable period or the credit was incorrect.

(c)	When the AutoCredit service is not available, income on Financial Assets, net of any taxes withheld by J.P. Morgan or any third party, will be credited only after actual receipt and reconciliation by J.P. Morgan.

(d)	J.P. Morgan will use reasonable efforts to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds and notify the Customer of the late payment, but neither J.P. Morgan nor its Subcustodians will be obliged to file any formal notice of default, institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.8	Miscellaneous Administrative Duties

(a)	Until J.P. Morgan receives Instructions to the contrary, J.P. Morgan will:

(i)	present all Financial Assets for which J.P. Morgan has received notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

(ii)	execute in the name of the Customer such certificates as may be required to obtain payment in respect of Financial Assets; and

(iii)	exchange interim or temporary documents of title held in the Securities Account for definitive documents of title.

(b)	In the event that, as a result of holding of Financial Assets in an omnibus account, the Customer receives fractional interests in Financial Assets arising out of a Corporate Action or class action litigation, J.P. Morgan will credit the Customer with the amount of cash it would have received had the Financial Assets not been held in an omnibus account, and the Customer shall relinquish to J.P. Morgan its interest in such fractional interests.

(c)	If some, but not all, of an outstanding class of Financial Assets is called for redemption, J.P. Morgan may allot the amount redeemed among the respective beneficial holders of such a class of Financial Assets on a pro rata basis or in a similar manner J.P. Morgan deems fair and equitable.

(d)	J.P. Morgan reserves the right to reverse any transactions that are credited to the Accounts due to mis-postings and other such similar

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actions. If such action results in a loss to Customer, J.P. Morgan will be liable for such loss, subject to Section 7 of this Agreement.

2.9	Corporate Actions

(a)	J.P. Morgan will act in accordance with local market practice to obtain information concerning Corporate Actions that is publicly available in the local market. J.P. Morgan also will review information obtained from sources to which it subscribes for information concerning such Corporate Actions. J.P. Morgan will promptly provide that information (or summaries that reflect the material points concerning the applicable Corporate Action) to the Customer or its Authorized Person.

(b)	J.P. Morgan will act in accordance with the Customer’s Instructions in relation to such Corporate Actions. If the Customer fails to provide J.P. Morgan with timely Instructions with respect to any Corporate Action, neither J.P. Morgan nor its Subcustodians or their respective nominees will take any action in relation to that Corporate Action, except as otherwise agreed in writing by J.P. Morgan and the Customer or as may be set forth by J.P. Morgan as a default action in the notification it provides under Section 2.9(a) with respect to that Corporate Action.

2.10	Class Action Litigation

Any notices received by J.P. Morgan’s corporate actions department about settled securities class action litigation that requires action by affected owners of the underlying Financial Assets will be promptly notified to the Customer if J.P. Morgan, using reasonable care and diligence in the circumstances, identifies that the Customer was a shareholder and held the relevant Financial Assets in custody with J.P. Morgan at the relevant time. J.P. Morgan will not make filings in the name of the Customer in respect to such notifications except as otherwise agreed in writing between the Customer and J.P. Morgan. The services set forth in this Section 2.10 are available only in certain markets, details of which are available from J.P. Morgan on request.

2.11	Proxies

(a)	J.P. Morgan will monitor information distributed to holders of Financial Assets about upcoming shareholder meetings, promptly notify the Customer of such information and, subject to Section 2.11(c), act in accordance with the Customer’s Instructions in relation to such meetings (the “Proxy Voting Service”).

(b)	The Proxy Voting Service is available only in certain markets, details of which are available from J.P. Morgan on request. Provision of the Proxy Voting Service is conditional upon receipt by J.P. Morgan of a duly completed enrollment form as well as additional documentation that may be required for certain markets.

(c)	The Proxy Voting Service does not include physical attendance at shareholder meetings. Requests for physical attendance at shareholder

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meetings can be made but they will be evaluated and agreed to by J.P. Morgan on a case by case basis.

(d)	The Customer acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:

(i)	the Financial Assets being on loan or out for registration;

(ii)	the pendency of conversion or another corporate action;

(iii)	the Financial Assets being held in a margin or collateral account at J.P. Morgan or another bank or broker, or otherwise in a manner which affects voting;

(iv)	local market regulations or practices, or restrictions by the issuer; and

(v)	J.P. Morgan being required to vote all shares held for a particular issue for all of J.P. Morgan’s customers on a net basis (i.e., a net yes or no vote based on voting instructions received from all its customers). Where this is the case, J.P. Morgan will notify the Customer.

2.12	Statements of Account

	(a)	J.P. Morgan will provide the Customer with electronic access to Account information (the “Information”) that will enable the Customer to generate or receive reports and statements of account for each Account, identifying cash and Financial Assets held in the Account as well as Account transactions. The Customer will review the Information and give J.P. Morgan written notice of (i) any suspected error or omission or (ii) the Customer’s inability to access any such Information. The Customer will provide J.P. Morgan such notice within a reasonable time after (x) the Information is made available to the Customer or (y) the Customer discovers that it is unable to access the Information, as the case may be.

	(b)	The Customer acknowledges that information available to it electronically with respect to transactions posted after the close of the prior business day may not be accurate due to mis-postings, delays in updating Account records, and other causes. J.P. Morgan will not be liable for any loss or damage arising out of any such information accessed electronically that is subsequently updated or corrected by the close of business on the first business day after the original transaction was posted.

2.13	Access to J.P. Morgan’s Records

	(a)	J.P. Morgan will allow the Customer’s auditors and independent public accountants such reasonable access to the records of J.P. Morgan relating to the Accounts as may be required in connection with their examination of books and records pertaining to the Customer’s affairs.

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Subject to restrictions under the relevant local law, J.P. Morgan shall direct any Subcustodian to permit the Customer’s auditors and independent public accountants, reasonable access to the records of any Subcustodian of Financial Assets held in the Securities Account as may be required in connection with such examination.

(b)	J.P. Morgan will, upon reasonable written notice, allow the Customer reasonable access during normal working hours to the records of J.P. Morgan relating to the Accounts. J.P. Morgan may impose reasonable restrictions on the number of individuals allowed access, the frequency and length of such access, and the scope of the records made available. The Customer shall reimburse J.P. Morgan for the reasonable cost of copying, collating and researching archived information.

2.14	Maintenance of Financial Assets at Subcustodian Locations

(a) Unless Instructions require another location acceptable to J.P. Morgan, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired, or where such Financial Assets are located. J.P. Morgan reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in Schedule 1 to this Agreement, as in effect from time to time. J.P. Morgan may modify Schedule 1 to this Agreement upon notice to the Customer.

(b) J.P. Morgan reserves the right to restrict the services it provides in certain markets that are deemed by J.P. Morgan to be restricted markets from time to time. A current list of these markets, and a summary of the related restrictions, is set forth on Schedule 3. J.P. Morgan may update Schedule 3 from time to time upon notice to the Customer.

2.15	Tax Relief Services

J.P. Morgan will provide tax relief services as provided in Section 8.2.

2.16	Foreign Exchange Transactions

To facilitate the administration of the Customer’s trading and investment activity, J.P. Morgan may, but will not be obliged to, enter into spot or forward foreign exchange contracts with the Customer, or an Authorized Person, and may also provide foreign exchange contracts and facilities through its Affiliates or Subcustodians. Instructions, including standing Instructions, may be issued with respect to such contracts and facilities, but J.P. Morgan may establish rules or limitations concerning any foreign exchange contract or facility made available. In all cases where J.P. Morgan or its Affiliates or Subcustodians enter into foreign exchange contracts or facilities with the Customer, J.P. Morgan will not be executing or otherwise placing any foreign exchange transaction as the Customer’s agent, and the terms and conditions of such

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foreign exchange contracts or facilities (as the case may be) will apply to such transactions. With respect to the Customer’s foreign exchange contracts or facilities with J.P. Morgan, J.P. Morgan will be acting as the Customer’s principal counterparty on such foreign exchange contracts or facilities (as the case may be).

2.17	Notifications

If the Customer has agreed to access information concerning the Accounts through J.P. Morgan’s website, J.P. Morgan may make any notifications required under this Agreement by posting it on the website.

2.18	Sealed Envelopes

From time to time, at the Customer’s request, J.P. Morgan may agree to hold certain Sealed Envelopes in custody for the Customer. Notwithstanding anything in this Agreement to the contrary, J.P. Morgan’s sole responsibility with regards to Sealed Envelopes will be to hold them in J.P. Morgan’s or in a Subcustodian’s possession. J.P. Morgan shall not be responsible for verifying the content of any Sealed Envelope purported to contain assets or assessing the value, validity or transferability of any such assets (including the existence or value of any investments contained in any Sealed Envelope). With respect to Sealed Envelopes, neither J.P. Morgan nor its Subcustodians will be obligated to perform any service or action described in this Agreement, including, but not limited to, asset servicing, tax services, corporate actions, income or dividend collection, settlement services or class action litigation.

2.19	Compliance with Rule 17f-5 - Foreign Custody Manager Delegation

(a) The Customer’s board of trustees (or equivalent body) (hereinafter “Board”) hereby delegates to J.P. Morgan, and, except as to the country or countries as to which J.P. Morgan may, from time to time, advise the Customer that it does not accept such delegation, J.P. Morgan hereby accepts the delegation to it, of the obligation to perform as the Customer’s “Foreign Custody Manager” (as that term is defined in rule 17f-5(a)(3) as promulgated under the 1940 Act), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been exempted pursuant to an SEC exemptive order) to hold foreign Financial Assets and cash, (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in rule 17f-5(c)(2)) and (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).

(b) In connection with the foregoing, J.P. Morgan shall:

(i) provide written reports notifying the Customer’s Board of the placement of Financial Assets and cash with particular Eligible Foreign Custodians and of any material change in the

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arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer’s Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Customer’s foreign custody arrangements (and, until further notice from the Customer, such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

(ii) exercise such reasonable care, prudence and diligence in performing as the Customer’s Foreign Custody Manager as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;

(iii) in selecting an Eligible Foreign Custodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in rule 17f-5(c) (1) (i)-(iv);

(iv) determine that the written contract with an Eligible Foreign Custodian requires that the Eligible Foreign Custodian shall provide reasonable care for foreign Financial Assets and cash based on the standards applicable to custodians in the relevant market; and

(v) have established a system to monitor the continued appropriateness of maintaining foreign Financial Assets and cash with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that J.P. Morgan shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford foreign Financial Assets and cash reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, J.P. Morgan shall promptly so advise the Customer and shall then act in accordance with the Instructions of the Customer with respect to the disposition of the affected foreign Financial Assets and cash.

Subject to (b)(i)-(v) above, J.P. Morgan is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of the Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by J.P. Morgan.

(c) Except as expressly provided herein, the Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations,

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interpretations and exemptive orders as promulgated by or under the authority of the SEC.

(d) J.P. Morgan represents to the Customer that it is a U.S. Bank as defined in Rule 17f-5(a) (7). The Customer represents to J.P. Morgan that: (1) the foreign Financial Assets and cash being placed and maintained in J.P. Morgan’s custody are subject to the 1940 Act, as the same may be amended from time to time; (2) (i) its Board has determined that it is reasonable to rely on J.P. Morgan to perform as the Customer’s Foreign Custody Manager or (ii) its Board or its investment adviser shall have determined that the Customer may maintain foreign Financial Assets and cash in each country in which the Customer’s Financial Assets and cash shall be held hereunder and determined to accept Country Risk. Nothing contained herein shall require J.P. Morgan to make any selection or to engage in any monitoring on behalf of the Customer that would entail consideration of Country Risk.

(e) J.P. Morgan shall provide to the Customer such information relating to Country Risk as is specified in Appendix 1 hereto. The Customer hereby acknowledges that: (i) such information is solely designed to inform the Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) J.P. Morgan has gathered the information from sources it considers reliable, but that J.P. Morgan shall have no responsibility for inaccuracies or incomplete information.

2.20	Compliance with SEC Rule 17f-7 (“rule 17f-7”)

(a) J.P. Morgan shall, for consideration by the Customer, provide an analysis in accordance with maintaining the Customer’s foreign Financial Assets and cash with each Eligible Securities Depository used by J.P. Morgan as of the date hereof (or, in the case of an Eligible Securities Depository not used by J.P. Morgan as of the date hereof, prior to the initial placement of the Customer’s foreign Financial Assets and cash at such Depository) and at which any foreign Financial Assets and cash of the Customer are held or are expected to be held. The foregoing analysis will be provided to the Customer at J.P. Morgan’s Website. In connection with the foregoing, the Customer shall notify J.P. Morgan of any Eligible Securities Depositories at which it does not choose to have its foreign Financial Assets and cash held. J.P. Morgan shall monitor the custody risks associated with maintaining the Customer’s foreign Financial Assets and cash at each such Eligible Securities Depository on a continuing basis and shall promptly notify the Customer or its adviser of any material changes in such risks.

(b) J.P. Morgan shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.20(a) above.

(c) Based on the information available to it in the exercise of diligence, J.P. Morgan shall determine the eligibility under rule 17f-7 of each

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depository before including it on Appendix 2 hereto and shall promptly advise the Customer if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by J.P. Morgan as of the date hereof are set forth in Appendix 2 hereto, and as the same may be amended on notice to the Customer from time to time.)

3.	INSTRUCTIONS

	3.1	Acting on Instructions; Method of Instruction and Unclear Instructions

		(a)	The Customer authorizes J.P. Morgan to accept, rely upon and/or act upon any Instructions received by it without inquiry. The Customer will indemnify the J.P. Morgan Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against the J.P. Morgan Indemnitees as a result of any action or omission taken in accordance with any Instruction unless the Liabilities results from an act of negligence, fraud or willful misconduct on the part of a J.P. Morgan Indemnitee with respect to the manner in which such Instruction is followed.

		(b)	To the extent possible, instructions to J.P. Morgan shall be sent via electronic instruction or trade information system acceptable to J.P. Morgan or via facsimile transmission. Where reasonably practicable, the Customer will use automated and electronic methods of sending Instructions.

		(c)	J.P. Morgan shall promptly notify an Authorized Person if J.P. Morgan determines that an Instruction does not contain all information reasonably necessary for J.P. Morgan to carry out the Instruction. J.P. Morgan may decline to act upon an Instruction if it does not receive clarification or confirmation reasonably satisfactory to it. J.P. Morgan will not be liable for any loss arising from any reasonable delay in carrying out any such Instruction while it seeks information, clarification or confirmation or in declining to act upon any Instruction for which it does not receive clarification reasonably satisfactory to it.

	3.2	Verification and Security Procedures

		(a)	J.P. Morgan and the Customer shall comply with any applicable Security Procedures with respect to the delivery or authentication of Instructions and shall separately ensure that any codes, passwords or similar devices are reasonably safeguarded.

		(b)	Either party may record any of their telephone communications.

	3.3	Instructions; Contrary to Law/Market Practice

J.P. Morgan need not act upon Instructions which it reasonably believes to be contrary to law, regulation or market practice, and J.P. Morgan shall be under no duty to investigate whether any Instructions comply with Applicable Law or market practice. In the event J.P. Morgan does not act upon such Instructions, J.P. Morgan will notify the Customer where reasonably practicable.

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	3.4	Cut-Off Times

J.P. Morgan has established cut-off times for receipt of Instructions, which will be made available to the Customer. If J.P. Morgan receives an Instruction after its established cut-off time, J.P. Morgan will attempt to act upon the Instruction on the day requested if J.P. Morgan deems it practicable to do so or otherwise as soon as practicable after that day.

	3.5	Electronic Access

Access by the Customer to certain applications or products of J.P. Morgan via J.P. Morgan’s web site or otherwise shall be governed by this Agreement and the terms and conditions set forth in Annex A.

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN

	4.1	Fees and Expenses

The Customer will pay J.P. Morgan for its services under this Agreement such fees as may be agreed upon in writing from time to time, together with J.P. Morgan’s reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees and tax or related fees incidental to processing charged directly or indirectly by governmental authorities, issuers, or their agents. Invoices will be payable within thirty (30) days of the date of the invoice. If the Customer disputes an invoice it shall nevertheless pay on or before the date that payment is due such portion of the invoice that is not subject to a bona fide dispute. J.P. Morgan may deduct amounts invoiced from the Cash Account except to the extent that the Customer has objected to the invoice within thirty (30) days of the date of the invoice (or such other period as the parties may agree in writing). Without prejudice to J.P. Morgan’s other rights, J.P. Morgan reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate as J.P. Morgan customarily charges for similar overdue amounts.

	4.2	Overdrafts

If a debit to any currency in the Cash Account results in a debit balance, then J.P. Morgan may, in its discretion, (i) advance an amount equal to the overdraft, (ii) refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting. If J.P. Morgan elects to make such an advance, the advance will be deemed a loan to the Customer, payable on demand, bearing interest at the applicable rate charged by J.P. Morgan from time to time, for such overdrafts, from the date of such advance to the date of payment (including after the date any judgment may be entered against the Customer with respect to any overdraft) and otherwise on the terms on which J.P. Morgan makes similar overdrafts available from time to time. No prior action or course of dealing on J.P. Morgan’s part with respect to the settlement of transactions on the Customer’s behalf will be asserted by the Customer against J.P. Morgan for J.P. Morgan’s refusal to make advances to the Cash Account or to settle any transaction for which the Customer does not have

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sufficient available funds in the applicable currency in the Account. The Customer shall be deemed to be in default with respect to any such advance upon the occurrence of any event of the type specified in section 365(e)(1) of the U.S. Bankruptcy Code, as amended from time to time.

	4.3	J.P. Morgan’s Right Over Securities; Set-off

		(a)	Without prejudice to J.P. Morgan’s rights under Applicable Law, J.P. Morgan and its Affiliates shall have, and the Customer grants to J.P. Morgan a first priority, perfected and continuing security interest in and a lien on all cash, Financial Assets and any other property of every kind that are credited to the Account or otherwise held for the Customer by J.P. Morgan (“Account Assets”) as security for any and all Liabilities of the Customer to J.P. Morgan or any of its Affiliates, and J.P. Morgan shall be entitled without notice to the Customer, to withhold delivery of such Account Assets, sell or otherwise realize any of such Account Assets and to apply the proceeds and any other monies credited to the Cash Account in satisfaction of such Liabilities. For this purpose, J.P. Morgan may make such currency conversions as may be necessary at its then current rates for the sale and purchase of relevant currencies.

		(b)	Without prejudice to J.P. Morgan’s rights under Applicable Law, J.P. Morgan may set off against any Liabilities of the Customer to J.P. Morgan or any of its Affiliates, any amount in any currency (i) standing to the credit of any of the Customer’s accounts (whether deposit or otherwise) with any J.P. Morgan branch or office or with any Affiliate of J.P. Morgan or (ii) owed to the Customer by any J.P. Morgan branch or office or by any Affiliate of J.P. Morgan. For this purpose, J.P. Morgan shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

5.	SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS

	5.1	Appointment of Subcustodians; Use of Securities Depositories

		(a)	J.P. Morgan is authorized under this Agreement to act through and hold the Customer’s Financial Assets with Subcustodians. J.P. Morgan will use reasonable care in the selection, monitoring and continued appointment of such Subcustodians. In addition, J.P. Morgan and each Subcustodian may deposit Securities with, and hold Securities in any Securities Depository on such terms as such Securities Depository customarily operates and the Customer will provide J.P. Morgan with such documentation or acknowledgements that J.P. Morgan may require to hold the Financial Assets in such Securities Depository.

		(b)	Unless required otherwise by Applicable law in the relevant market, any agreement J.P. Morgan enters into with a Subcustodian for holding J.P. Morgan’s customers’ assets will provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind

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in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar law, and that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration. J.P. Morgan shall be responsible for all claims for payment of fees for safe custody or administration so that no Subcustodian exercises any claim for such payment against the Customer’s assets. Where a Subcustodian deposits Securities with a Securities Depository, J.P. Morgan will cause the Subcustodian to identify on its records that the Securities deposited by the Subcustodian at such Securities Depository belong to J.P. Morgan, as agent. This Section 5.1(b) will not apply to the extent of any special agreement or arrangement made by the Customer with any particular Subcustodian.

	(c)	J.P. Morgan is not responsible for the selection or monitoring of any Securities Depository and will not be liable for any act or omission by (or the insolvency of) any Securities Depository. In the event the Customer incurs a loss due to the negligence, willful default, or insolvency of a Securities Depository, J.P. Morgan will make reasonable efforts, in its discretion, to seek recovery from the Securities Depository, but J.P. Morgan will not be obligated to institute legal proceedings, file proof of claim in any insolvency proceeding, or take any similar action.

5.2	Liability for Subcustodians

	(a)	Subject to Section 7.1(b), J.P. Morgan will be liable for direct losses incurred by the Customer that result from:

(i) the failure by a Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the relevant market or from the fraud or willful misconduct of such Subcustodian in the provision of custodial services by it; or

(ii) the insolvency of any Affiliated Subcustodian Bank.

	(b)	Subject to Section 5.1(a) and J.P. Morgan’s duty to use reasonable care in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by J.P. Morgan in its oversight process, J.P. Morgan will not be responsible for any losses (whether direct or indirect) incurred by the Customer that result from the insolvency of any Subcustodian which is not a branch or an Affiliated Subcustodian Bank.

	(c)	J.P. Morgan reserves the right to add, replace or remove Subcustodians. J.P. Morgan will give prompt notice of any such action, which will be advance notice if practicable. Upon request by the

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Customer, J.P. Morgan will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

6.	ADDITIONAL PROVISIONS

	6.1	Representations of the Customer and J.P. Morgan

(a) The Customer represents, warrants and covenants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Financial Assets, Sealed Envelopes and cash in the Accounts, to use J.P. Morgan as its custodian in accordance with the terms of this Agreement, to borrow money (either short term or intraday borrowings in order to settle transactions prior to receipt of covering funds), grant a lien over Financial Assets as contemplated by Section 4.3, and enter into foreign exchange transactions; (ii) assuming execution and delivery of this Agreement by J.P. Morgan, this Agreement is the Customer’s legal, valid and binding obligation, enforceable against the Customer in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement; (iii) it has not relied on any oral or written representation made by J.P. Morgan or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of J.P. Morgan; (iv) it is a resident of the United States and shall notify J.P. Morgan of any changes in residency; (v) the Financial Assets, Sealed Envelopes and cash deposited in the Accounts (other than those assets held in Accounts established pursuant to certain account control agreements (“Control Account Assets”) among the Customer, J.P. Morgan and secured party named therein) are not subject to any encumbrance or security interest whatsoever and the Customer undertakes that, so long as Liabilities of the Customer under or in connection with this Agreement are outstanding, it will not create or permit to subsist any encumbrance or security interest over such Financial Assets, Sealed Envelopes or cash (other than Control Account Assets); (vi) no delivery of Securities by the Customer to J.P. Morgan and no Instruction by the Customer with respect to such Securities will contravene Applicable Law; and (vii) none of the Financial Assets, Sealed Envelopes and cash to be held under this Agreement are “plan assets” as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder except as otherwise expressly notified to J.P. Morgan.

J.P. Morgan may rely upon the certification by the Customer to it of certain information as may be required to perform J.P. Morgan’s obligations under this Agreement and the Customer shall indemnify J.P. Morgan against all losses, liability, claims or demands arising directly or indirectly from it reasonably relying upon any such certified information.

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(b) J.P. Morgan represents and warrants that (i) assuming execution and delivery of this Agreement by the Customer, this Agreement is J.P. Morgan’s legal, valid and binding obligation, enforceable against J.P. Morgan in accordance with its terms and (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement.

	6.2	The Customer is Liable to J.P. Morgan Even if it is Acting for Another Person

If the Customer is acting as an agent or for another person as envisaged in Section 2.1(a) in respect of any transaction, cash, or Financial Asset, J.P. Morgan nevertheless will treat the Customer as its principal for all purposes under this Agreement. In this regard, the Customer will be liable to J.P. Morgan as a principal in respect of any transactions relating to the Account. The foregoing will not affect any rights J.P. Morgan might have against the Customer’s principal or the other person envisaged by Section 2.1(a).

	6.3	Special Settlement Services

J.P. Morgan may, but shall not be obliged to, make available to the Customer from time to time special settlement services (including continuous linked settlement) for transactions involving Securities, cash, foreign exchange, and other instruments or contracts. The Customer shall comply, and shall cause its Authorized Persons to comply, with the requirements of any external settlement agency through which such settlements may be processed, including, without limitation, its rules and by-laws, where applicable.

7.	WHEN J.P. MORGAN IS LIABLE TO THE CUSTOMER

	7.1	Standard of Care; Liability

(a) J.P. Morgan will use reasonable care in performing its obligations under this Agreement. In the absence of negligence, fraud or willful misconduct, J.P. Morgan will not be in violation of this Agreement with respect to any matter as to which it has satisfied its obligation of reasonable care.

(b) J.P. Morgan will be liable for the Customer’s direct damages to the extent they result from J.P. Morgan’s fraud, negligence or willful misconduct in performing its duties as set out in this Agreement and to the extent provided in Section 5.2(a). Nevertheless, under no circumstances will J.P. Morgan be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, J.P. Morgan’s performance under this Agreement, or J.P. Morgan’s role as custodian.

(c) The Customer will indemnify the J.P. Morgan Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of the J.P. Morgan Indemnitees in connection with or arising out of (i) J.P. Morgan’s performance under this Agreement, provided the J.P. Morgan Indemnitees have not acted

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with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question or (ii) any J.P. Morgan Indemnitee’s status as a holder of record of the Customer’s Financial Assets. Nevertheless, the Customer will not be obligated to indemnify any J.P. Morgan Indemnitee under the preceding sentence with respect to any Liability for which J.P. Morgan is liable under Section 5.2(a) of this Agreement.

(d) The Customer agrees that J.P. Morgan provides no service in relation to, and therefore has no duty or responsibility to: (i) question Instructions or make any suggestions to the Customer or an Authorized Person regarding such Instructions; (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets; (iii) advise the Customer or an Authorized Person regarding any default in the payment of principal or income of any Security other than as provided in Section 2.7(b) of this Agreement; and (iv) evaluate or report to the Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which J.P. Morgan is instructed to deliver Financial Assets or cash. J.P. Morgan is not responsible or liable in any way for the genuineness or validity of any Security or instrument received, delivered or held by J.P. Morgan in physical form that appears to be genuine and valid.

7.2	Force Majeure

J.P. Morgan will maintain and update from time to time business continuation and disaster recovery procedures with respect to its global custody business that it determines from time to time meet reasonable commercial standards. J.P. Morgan will have no liability, however, for any damage, loss, expense or liability of any nature that the Customer may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery (other than on the part of J.P. Morgan or its employees), malfunction of equipment or software (except where such malfunction is primarily and directly attributable to J.P. Morgan’s negligence in maintaining the equipment or software), currency re-denominations, failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any other cause beyond the reasonable control of J.P. Morgan (including without limitation, the non-availability of appropriate foreign exchange).

7.3	J.P. Morgan May Consult With Counsel

J.P. Morgan will be entitled to rely on, and may act upon the advice of professional advisors in relation to matters of law, regulation or market practice (which may be the professional advisors of the Customer), and will not be liable to the Customer under this Agreement for any action taken or omitted pursuant to such advice, provided that J.P. Morgan exercised reasonable care in the selection of such professional advisors. J.P. Morgan will consult with Customer prior to obtaining the advice of a professional advisor in the event J.P. Morgan intends to seek reimbursement for such professional advisor’s fees

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from the Customer. Further, this clause will not restrict or otherwise limit any liability that J.P. Morgan would otherwise incur under this Agreement for actions taken or omitted prior to seeking such advice.

7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result

The Customer hereby authorizes J.P. Morgan to act under this Agreement notwithstanding that: (a) J.P. Morgan or any of its divisions, branches or Affiliates may have a material interest in transactions entered into by the Customer with respect to the Account or that circumstances are such that J.P. Morgan may have a potential conflict of duty or interest, including the fact that J.P. Morgan or its Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the Financial Assets; or earn profits from any of the activities listed herein and (b) J.P. Morgan or any of its divisions, branches or Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of the Customer. J.P. Morgan is not under any duty to disclose any such information.

7.5	Assets Held Outside J.P. Morgan’s Control

J.P. Morgan will not be obliged to (a) hold Financial Assets or cash with any person not agreed to by J.P. Morgan or (b) register or record Financial Assets in the name of any person not agreed to by J.P. Morgan. Furthermore, J.P. Morgan will not be obliged to register or record on J.P. Morgan’s records Financial Assets held outside J.P. Morgan’s control. If, however, the Customer makes any such request and J.P. Morgan agrees to the request, the consequences of doing so will be at the Customer’s own risk. J.P. Morgan shall not be liable for any losses incurred as a result and may be precluded from providing some of the services referred to in this Agreement (for example, and without limitation, income collection, proxy voting, class action litigation and Corporate Action notification and processing).

7.6	Ancillary Services

J.P. Morgan and its Subcustodians may use third party delivery services and providers of information regarding non-core custody services matters such as pricing, proxy voting, corporate actions and class action litigation and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of Securities. Although J.P. Morgan will use reasonable care (and cause its Subcustodians to use reasonable care) in the selection and retention of such third party providers and local agents, it will not be responsible for any errors or omissions made by them in providing the relevant information or services.

7.7	Service Locations

J.P. Morgan maintains various operational/service centers and locations through the United States and foreign jurisdictions. The services provided

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under this Agreement may be provided from one or more such locations. J.P. Morgan may change the operational/service centers and locations as it deems necessary or appropriate for its business concerns.

8.	TAXATION

	8.1	Tax Obligations

		(a)	The Customer will pay or reimburse J.P. Morgan, and confirms that J.P. Morgan is authorized to deduct from any cash received or credited to the Cash Account, any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Customer’s Accounts.

		(b)	The Customer will provide to J.P. Morgan such certifications, declarations, documentation, and information as it may require in connection with taxation, and warrants that, when given, this information is true and correct in every respect, not misleading in any way, and contains all material information. The Customer undertakes to notify J.P. Morgan immediately if any information requires updating or correcting. J.P. Morgan provides no service of controlling or monitoring, and therefore has no duty in respect of, or liability for any taxes, penalties, interest or additions to tax, payable or paid that result from (i) the inaccurate completion of documents by the Customer or any third party; (ii) provision to J.P. Morgan or a third party of inaccurate or misleading information by the Customer or any third party; (iii) the withholding of material information by the Customer or any third party; or (iv) any delay by any revenue authority or any other cause beyond J.P. Morgan’s control.

		(c)	If J.P. Morgan does not receive appropriate certifications, documentation and information then, as and when appropriate and required, additional tax shall be deducted from all income received in respect of the Financial Assets issued (including, but not limited to, United States non-resident alien tax and/or backup withholding tax).

		(d)	The Customer will be responsible in all events for the timely payment of all taxes relating to the Financial Assets in the Securities Account; provided, however, that J.P. Morgan will be responsible for any penalty or additions to tax due solely as a result of J.P. Morgan’s negligent acts or omissions with respect to paying or withholding tax or reporting interest, dividend or other income paid or credited to the Cash Account.

	8.2	Tax Relief Services

		(a)	Subject to the provisions of this Section, J.P. Morgan will provide (i) a “relief at source” service to obtain a reduction of withholding tax withheld as may be available in the applicable market in respect of income payments on Financial Assets credited to the Securities Account that J.P. Morgan believes may be available to the Customer and/or (ii) a tax reclaim service on certain qualifying Financial Assets. To defray

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expenses pertaining to nominal tax claims, J.P. Morgan may from time-to-time set minimum thresholds as to a de minimis value of tax reclaims or reduction of withholding which it will pursue in respect of income payments under this Section.

		(b)	The provision of a tax relief service by J.P. Morgan is conditional upon J.P. Morgan receiving from the Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation (pro forma copies of which are available from J.P. Morgan), prior to the receipt of Financial Assets in the Account and/or the payment of income.

		(c)	J.P. Morgan will perform tax relief services only with respect to taxation levied by the revenue authorities of the countries advised to the Customer from time to time and J.P. Morgan may, by notification in writing, in its absolute discretion, supplement or amend the countries in which the tax relief services are offered. Other than as expressly provided in this Section 8.2, J.P. Morgan will have no responsibility with regard to the Customer’s tax position or status in any jurisdiction.

9.	TERMINATION

	9.1	Termination

		(a)	The initial term of this Agreement shall be for a period of three years following the date on which J.P. Morgan commenced providing services under the Agreement. Following the initial term, either party may terminate this Agreement on one hundred and twenty (120) days’ written notice to the other party.

		(b)	Notwithstanding Section 9.1(a):

(i)	Either party may terminate this Agreement immediately on written notice to the other party in the event that a material breach of this Agreement by the other party has not been cured within thirty (30) days’ of that party being given written notice of the material breach;

(ii)	Either party may terminate this Agreement immediately on written notice to the other party upon the other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management, being subject to an involuntary order for the transfer of all or part of its business by a statutory authority, having any of its issued shares suspended from trading on any exchange on which they are listed (if applicable) or being the subject of a similar measure;

(iii)	J.P. Morgan may terminate this Agreement on sixty (60) days’ written notice to the Customer in the event that J.P. Morgan reasonably determines that the Customer

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has ceased to satisfy J.P. Morgan’s customary credit requirements; and

(iv)	The Customer may terminate this Agreement at any time on sixty (60) days’ written notice to J.P. Morgan upon payment of a termination fee. The termination fee will be an amount equal to six (6) times the average monthly fees paid during the six month period prior to the Customer’s notice of termination, or since the date J.P. Morgan commenced providing services under this Agreement if that period is less than six months.

9.2	Exit Procedure

The Customer will provide J.P. Morgan full details of the persons to whom J.P. Morgan must deliver Financial Assets and cash within a reasonable period before the effective time of termination of this Agreement. If the Customer fails to provide such details in a timely manner, J.P. Morgan shall be entitled to continue to be paid fees under this Agreement until such time as it is able to deliver the Financial Assets and cash to its successor custodian, but J.P. Morgan may take such steps as it reasonably determines to be necessary to protect itself following the effective time of termination, including ceasing to provide transaction settlement services in the event that J.P. Morgan is unwilling to assume any related credit risk. J.P. Morgan will in any event be entitled to deduct any amounts owing to it prior to delivery of the Financial Assets and cash (and, accordingly, J.P. Morgan will be entitled to sell Financial Assets and apply the sale proceeds in satisfaction of amounts owing to it). The Customer will reimburse J.P. Morgan promptly for all out-of-pocket expenses it incurs in delivering Financial Assets upon termination. Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

10.	MISCELLANEOUS

10.1	Notices

Notices pursuant to Section 9 of this Agreement shall be sent or served by registered mail, overnight delivery services, such as Federal Express (FedEx) or United Parcel Service (UPS), etc., courier services or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless notice of a new address is given to the other party in writing.

10.2	Successors and Assigns

This Agreement will be binding on each of the parties’ successors and assigns. The parties agree that neither party can assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed; except J.P. Morgan may assign this Agreement without the Customer’s consent to (a) any Affiliate or subsidiary of J.P. Morgan or (b) in connection with a merger, reorganization, stock sale or sale of all or substantially all of J.P. Morgan’s custody business.

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10.3	Entire Agreement

This Agreement, including the Schedules, Exhibits, and Riders, (and any separate agreement which J.P. Morgan and the Customer may enter into with respect to any Cash Account), sets out the entire Agreement between the parties in connection with the subject matter hereof, and this Agreement supersedes any other agreement, statement or representation relating to custody, whether oral or written. Amendments must be in writing and, except where this Agreement provides for amendments by notice from J.P. Morgan, signed by both parties.

10.4	Information Concerning Deposits at J.P. Morgan’s Non-US Branch

Under U.S. federal law, deposit accounts that the Customer maintains in J.P. Morgan’s foreign branches (outside of the U.S.) are not insured by the Federal Deposit Insurance Corporation. In the event of J.P. Morgan’s liquidation, foreign branch deposits have a lesser preference than U.S. deposits, and such foreign deposits are subject to cross-border risks.

10.5	Insurance

The Customer acknowledges that J.P. Morgan will not be required to maintain any insurance coverage specifically for the benefit of the Customer. J.P. Morgan will, however, provide summary information regarding its own general insurance coverage to the Customer upon written request.

10.6	Security Holding Disclosure

With respect to Securities and Exchange Commission Rule 14b-2 under The U.S Shareholder Communications Act, regarding disclosure of beneficial owners to issuers of Securities, J.P. Morgan is instructed not to disclose the name, address or Security positions of the Customer in response to shareholder communications requests regarding the Account.

10.7	USA PATRIOT Act Disclosure

Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires J.P. Morgan to implement reasonable procedures to verify the identity of any person that opens a new Account with it. Accordingly, the Customer acknowledges that Section 326 of the USA PATRIOT Act and J.P. Morgan’s identity verification procedures require J.P. Morgan to obtain information which may be used to confirm the Customer’s identity, including without limitation the Customer’s name, address and organizational documents (“identifying information”). The Customer may also be asked to provide information about its financial status such as its current audited and unaudited financial statements. The Customer agrees to provide J.P. Morgan with and consents to J.P. Morgan obtaining from third parties any such identifying and financial information required as a condition of opening an account with or using any service provided by J.P. Morgan.

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10.8	Governing Law and Jurisdiction

This Agreement will be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by applicable law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction the Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, the Customer shall not claim, and it hereby irrevocably waives, such immunity.

10.9	Severability; Waiver; and Survival

(a)	If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)	Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties’ rights, protections, and remedies under this Agreement shall survive its termination.

10.10	Confidentiality

(a)	Subject to Clause 10.10(b) J.P. Morgan will hold all Confidential Information in confidence and will not disclose any Confidential Information except as may be required by Applicable Law, a regulator with jurisdiction over J.P. Morgan’s business, or with the consent of the Customer.

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(b)	The Customer authorizes J.P. Morgan to disclose Confidential Information to:

	(i)	any Subcustodian, subcontractor, agent, Securities Depository, securities exchange, broker, third party agent, proxy solicitor, issuer, or any other person that J.P. Morgan believes it is reasonably required in connection with J.P. Morgan’s provision of relevant services under this Agreement;

	(ii)	its professional advisors, auditors or public accountants;

	(iii)	its Affiliates and branches; and

	(iv)	any revenue authority or any governmental entity in relation to the processing of any tax relief claim.

(c)	Except as otherwise required by Applicable Law or as needed to enforce the terms of this Agreement, the parties shall hold the terms and conditions, including, without limitation, any commercial terms, of this Agreement in confidence.

10.11	Counterparts

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.12	No Third Party Beneficiaries

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

ETFS Trust		JPMORGAN CHASE BANK, N.A.

By:	/s/ Benoit Autier	By:	/s/ Brian Eckert
Name: Benoit Autier		Name: Brian Eckert
Title: President		Title: Vice President
Date: December 4, 2014		Date: December 22, 2014

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SCHEDULE 1
AGENT AND CASH NETWORK (CUSTODY & FUND SERVICES)	Last Updated November 14, 2014

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK

ARGENTINA	HSBC Bank Argentina S.A. Avenida Martin Garcia 464, 2nd Floor C1106ABJ Buenos Aires ARGENTINA	HSBC Bank Argentina S.A. Buenos Aires

AUSTRALIA	JPMorgan Chase Bank, N.A.** Level 19, 55 Collins Street Melbourne 3000 AUSTRALIA	Australia and New Zealand Banking Group Ltd. Melbourne

AUSTRIA	UniCredit Bank Austria AG Julius Tandler Platz - 3 A-1090 Vienna AUSTRIA	J.P. Morgan AG** Frankfurt

BAHRAIN	HSBC Bank Middle East Limited 1st Floor, Building No 2505, Road No 2832 Al Seef 428 BAHRAIN	HSBC Bank Middle East Limited Al Seef

BANGLADESH	Standard Chartered Bank Portlink Tower Level-6, 67 Gulshan Avenue Gulshan Dhaka-1212 BANGLADESH	Standard Chartered Bank Dhaka

BELGIUM	BNP Paribas Securities Services S.C.A. Boulevard Louis Schmidt 2 3rd Floor 1040 Brussels BELGIUM	J.P. Morgan A.G.** Frankfurt

BERMUDA	HSBC Bank Bermuda Limited 6 Front Street Hamilton HM 11 BERMUDA	HSBC Bank Bermuda Limited Hamilton

BOTSWANA	Standard Chartered Bank Botswana Limited 5th Floor, Standard House P.O. Box 496 Queens Road, The Mall Gaborone BOTSWANA	Standard Chartered Bank Botswana Limited Gaborone

BRAZIL	J.P. Morgan S.A. DTVM** Rua Dr. Renato Paes de Barros, 1017, Floor 9 Sao Paulo SP 04530-001 BRAZIL	J.P. Morgan S.A. DTVM** Sao Paulo

BULGARIA	Citibank Europe plc Serdika Offices 10th Floor 48 Sitnyakovo Blvd Sofia 1505 BULGARIA	ING Bank N.V. Sofia

** J.P. Morgan affiliate	Page 1 of 11	Correspondent banks are listed for information only.

AGENT AND CASH NETWORK (CUSTODY & FUND SERVICES)

Last Updated November 14, 2014

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK

CANADA	Canadian Imperial Bank of Commerce Commerce Court West Security Level Toronto Ontario M5L 1G9 CANADA Royal Bank of Canada 155 Wellington Street West, 2nd Floor Toronto Ontario M5V 3L3 CANADA	Royal Bank of Canada Toronto

CHILE	Banco Santander Chile Bandera 140, Piso 4 Santiago CHILE	Banco Santander Chile Santiago

CHINA A-SHARE	HSBC Bank (China) Company Limited 33/F, HSBC Building, Shanghai ifc 8 Century Avenue, Pudong Shanghai 200120 THE PEOPLE’S REPUBLIC OF CHINA	HSBC Bank (China) Company Limited Shanghai

CHINA B-SHARE	HSBC Bank (China) Company Limited 33/F, HSBC Building, Shanghai ifc 8 Century Avenue, Pudong Shanghai 200120 THE PEOPLE’S REPUBLIC OF CHINA	JPMorgan Chase Bank, N.A.** JPMorgan Chase Bank, N.A., Hong Kong** Hong Kong

CHINA CONNECT	JPMorgan Chase Bank, N.A.** 48th Floor, One Island East 18 Westlands Road, Quarry Bay HONG KONG	JPMorgan Chase Bank, N.A.** Hong Kong

COLOMBIA	CorpBanca Investment Trust Colombia S.A. Carrera 7 No. 99-53, Piso 18 Bogota COLOMBIA	Banco CorpBanca Investment Trust S.A. Bogotá

*COSTA RICA*	Banco BCT, S.A. 150 Metros Norte de la Catedral Metropolitana Edificio BCT San Jose COSTA RICA	Banco BCT, S.A. San Jose

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*

CROATIA	Privredna Banka Zagreb d.d. Radnicka cesta 50 10000 Zagreb CROATIA	Zagrebacka Banka d.d. Zagreb

CYPRUS	HSBC Bank plc 109-111, Messogian Ave. 115 26 Athens CYPRUS	J.P. Morgan AG** Frankfurt

** J.P. Morgan affiliate	Page 2 of 11	Correspondent banks are listed for information only.

AGENT AND CASH NETWORK (CUSTODY & FUND SERVICES)

Last Updated November 14, 2014

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK

CZECH REPUBLIC	UniCredit Bank Czech Republic and Slovakia, a.s. BB Centrum - FILADELFIE Zeletavska 1525-1 140 92 Prague 1 CZECH REPUBLIC	Ceskoslovenska obchodni banka, a.s. Prague

DENMARK	Nordea Bank Danmark A/S Christiansbro Strandgade 3 P.O. Box 850 DK-0900 Copenhagen C DENMARK	Nordea Bank Danmark A/S Copenhagen C

EGYPT	Citibank, N.A. 4 Ahmed Pasha Street Garden City Cairo EGYPT	Citibank, N.A. Cairo

ESTONIA	Swedbank AS Liivalaia 8 15040 Tallinn ESTONIA	J.P. Morgan AG** Frankfurt

FINLAND	Nordea Bank Finland Plc Aleksis Kiven katu 3-5 FIN-00020 NORDEA Helsinki FINLAND	J.P. Morgan AG** Frankfurt

FRANCE	BNP Paribas Securities Services S.C.A. Les Grands Moulins de Pantin 9, rue du Debarcadere 93500 Pantin FRANCE	J.P. Morgan AG** Frankfurt

GERMANY	Deutsche Bank AG Alfred-Herrhausen-Allee 16-24 D-65760 Eschborn GERMANY J.P. Morgan AG#** Junghofstrasse 14 60311 Frankfurt GERMANY # Custodian for local German custody clients only.	J.P. Morgan AG** Frankfurt

GHANA	Standard Chartered Bank Ghana Limited Accra High Street P.O. Box 768 Accra GHANA	Standard Chartered Bank Ghana Limited Accra

GREECE	HSBC Bank plc Messogion 109-111 11526 Athens GREECE	J.P. Morgan AG** Frankfurt

** J.P. Morgan affiliate	Page 3 of 11	Correspondent banks are listed for information only.

AGENT AND CASH NETWORK (CUSTODY & FUND SERVICES)

Last Updated November 14, 2014

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK

HONG KONG	JPMorgan Chase Bank, N.A.** 48th Floor, One Island East 18 Westlands Road, Quarry Bay HONG KONG	JPMorgan Chase Bank, N.A.** Hong Kong

HUNGARY	Deutsche Bank AG Hold utca 27 H-1054 Budapest HUNGARY	ING Bank N.V. Budapest

*ICELAND*	Islandsbanki hf. Kirkjusandur 2 IS-155 Reykjavik ICELAND	Islandsbanki hf. Reykjavik

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*

INDIA	JPMorgan Chase Bank, N.A.** 6th Floor, Paradigm ‘B’ Wing Mindspace, Malad (West) Mumbai 400 064 INDIA	JPMorgan Chase Bank, N.A.** Mumbai

INDONESIA	Deutsche Bank AG Deutsche Bank Building 80 Jl. Inman Bonjol Jakarta 10310 INDONESIA	Deutsche Bank AG Jakarta

IRELAND	JPMorgan Chase Bank, N.A.** 25 Bank Street, Canary Wharf London E14 5JP UNITED KINGDOM	J.P. Morgan AG** Frankfurt

ISRAEL	Bank Leumi le-lsrael B.M. 35, Yehuda Halevi Street 65136 Tel Aviv ISRAEL	Bank Leumi le-lsrael B.M. Tel Aviv

ITALY	BNP Paribas Securities Services S.C.A. Via Asperto, 5 20123 Milan ITALY	J.P. Morgan AG** Frankfurt

JAPAN	Mizuho Bank, Ltd. 4-16-13, Tsukishima Chuo-ku Tokyo 104-0052 JAPAN The Bank of Tokyo-Mitsubishi UFJ, Limited 1-3-2 Nihombashi Hongoku-cho Chuo-ku Tokyo 103-0021 JAPAN	JPMorgan Chase Bank, N.A.** Tokyo

** J.P. Morgan affiliate	Page 4 of 11	Correspondent banks are listed for information only.

AGENT AND CASH NETWORK (CUSTODY & FUND SERVICES)

Last Updated November 14, 2014

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK

*JORDAN*	Standard Chartered Bank Shmeissani Branch Al-Thaqafa Street Building # 2 P.O.BOX 926190 Amman - 11110 Jordan JORDAN	Standard Chartered Bank Amman - 11110

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*

KAZAKHSTAN	JSC Citibank Kazakhstan Park Palace, Building A, Floor 2 41 Kazybek Bi Almaty 050010 KAZAKHSTAN	JSC Citibank Kazakhstan Almaty

KENYA	Standard Chartered Bank Kenya Limited Chiromo 48 Westlands Road Nairobi 00100 KENYA	Standard Chartered Bank Kenya Limited Nairobi

KUWAIT	HSBC Bank Middle East Limited Kuwait City, Qibla Area Hamad Al-Saqr Street, Kharafi Tower G/1/2 Floors Safat 13017 KUWAIT	HSBC Bank Middle East Limited Safat

LATVIA	Swedbank AS Balasta dambis 1a Riga LV-1048 LATVIA	Swedbank AS Riga

LEBANON	HSBC Bank Middle East Limited HSBC Main Building Riad El Solh, P.O. Box 11-1380 1107-2080 Beirut LEBANON	JPMorgan Chase Bank, N.A.** New York

LITHUANIA	AB SEB Bankas 12 Gedimino pr. LT 2600 Vilnius LITHUANIA	AB SEB Bankas Vilnius J.P. Morgan AG** Frankfurt

LUXEMBOURG	BNP Paribas Securities Services S.C.A. 33, Rue de Gasperich L-5826 Hesperange LUXEMBOURG	J.P. Morgan AG** Frankfurt

*MALAWI*	Standard Bank Limited, Malawi 1st Floor Kaomba House Cnr Glyn Jones Road & Victoria Avenue Blantyre MALAWI	Standard Bank Limited, Malawi Blantyre

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*

                  Global Custody

** J.P. Morgan affiliate	Page 5 of 11	Correspondent banks are listed for information only.

AGENT AND CASH NETWORK (CUSTODY & FUND SERVICES)

Last Updated November 14, 2014

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK

MALAYSIA	HSBC Bank Malaysia Berhad 2 Leboh Ampang 12th Floor, South Tower 50100 Kuala Lumpur MALAYSIA	HSBC Bank Malaysia Berhad Kuala Lumpur

MAURITIUS	The Hongkong and Shanghai Banking Corporation Limited HSBC Centre 18 Cybercity Ebene MAURITIUS	The Hongkong and Shanghai Banking Corporation Limited Ebene

MEXICO	Banco Nacional de Mexico, S.A. Act. Roberto Medellin No. 800 3er Piso Norte Colonia Santa Fe 01210 Mexico, D.F. MEXICO	Banco Santander (Mexico), S.A. Mexico, D.F.

MOROCCO	Societe Generale Marocaine de Banques 55 Boulevard Abdelmoumen Casablanca 20100 MOROCCO	Attijariwafa Bank S.A. Casablanca

NAMIBIA	Standard Bank Namibia Limited Mutual Platz Cnr. Stroebel and Post Streets P.O.Box 3327 Windhoek NAMIBIA	The Standard Bank of South Africa Limited Johannesburg

NETHERLANDS	BNP Paribas Securities Services S.C.A. Herengracht 595 1017 CE Amsterdam NETHERLANDS	J.P. Morgan AG** Frankfurt

NEW ZEALAND	JPMorgan Chase Bank, N.A.** Level 13, 2 Hunter Street Wellington 6011 NEW ZEALAND	Westpac Banking Corporation Wellington

NIGERIA	Stanbic IBTC Bank Plc Plot 1712 Idejo Street Victoria Island Lagos NIGERIA	Stanbic IBTC Bank Plc Lagos

NORWAY	Nordea Bank Norge ASA Essendropsgate 7 PO Box 1166 NO-0107 Oslo NORWAY	Nordea Bank Norge ASA Oslo

** J.P. Morgan affiliate	Page 6 of 11	Correspondent banks are listed for information only.

AGENT AND CASH NETWORK (CUSTODY & FUND SERVICES)

Last Updated November 14, 2014

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK

OMAN	HSBC Bank Oman S.A.O.G. 2nd Floor Al Khuwair PO Box 1727 PC 111 Seeb OMAN	HSBC Bank Oman S.A.O.G. Seeb

PAKISTAN	Standard Chartered Bank (Pakistan) Limited P.O. Box 4896 Ismail Ibrahim Chundrigar Road Karachi 74000 PAKISTAN	Standard Chartered Bank (Pakistan) Limited Karachi

*PALESTINIAN TERRITORIES*	HSBC Bank Middle East Limited Jaffa Street P.O. Box 2067 Amman PALESTINIAN AUTONOMOUS AREA	HSBC Bank Middle East Limited Amman JPMorgan Chase Bank, N.A.** New York

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*

PERU	Citibank del Peru S.A. Av. Canaval y Moreryra 480 Piso 4 San Isidro, Lima 27 PERU	Citibank del Peru S.A. San Isidro, Lima

PHILIPPINES	The Hongkong and Shanghai Banking Corporation Limited 7/F HSBC Centre 3058 Fifth Avenue West Bonifacio Global City 1634 Taguig City PHILIPPINES	The Hongkong and Shanghai Banking Corporation Limited Taguig City

POLAND	Bank Handlowy w. Warszawie S.A. ul. Senatorska 16 00-923 Warsaw POLAND	mBank S.A. Warsaw

PORTUGAL	BNP Paribas Securities Services S.C.A. Avenida D.João II, Lote 1.18.01, Bloco B, 7° andar 1998-028 Lisbon PORTUGAL	J.P. Morgan AG** Frankfurt

QATAR	HSBC Bank Middle East Limited 2nd Floor, Ali Bin Ali Tower Building 150 (Airport Road) PO Box 57 Doha QATAR	HSBC Bank Middle East Limited Doha

ROMANIA	Citibank Europe plc 145 Calea Victoriei 1st District 010072 Bucharest ROMANIA	ING Bank N.V.

** J.P. Morgan affiliate	Page 7 of 11	Correspondent banks are listed for information only.

AGENT AND CASH NETWORK (CUSTODY & FUND SERVICES)

Last Updated November 14, 2014

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK

RUSSIA	J.P. Morgan Bank International (Limited Liability Company)** 10, Butyrsky Val White Square Business Centre Floor 12 Moscow 125047 RUSSIA	JPMorgan Chase Bank, N.A.** New York A/C JPMorgan Chase Bank London

SAUDI ARABIA	HSBC Saudi Arabia Limited 2/F HSBC Building Olaya Road, Al-Murooj Riyadh 11413 SAUDI ARABIA	HSBC Saudi Arabia Limited Riyadh

SERBIA	Unicredit Bank Srbija a.d. Airport City Belgrade Omladinskih Brigada 88 11070 Belgrade SERBIA	Unicredit Bank Srbija a.d. Belgrade

SINGAPORE	DBS Bank Ltd 10 Toh Guan Road DBS Asia Gateway, Level 04-11 (4B) 608838 SINGAPORE	Oversea-Chinese Banking Corporation Singapore

SLOVAK REPUBLIC	UniCredit Bank Czech Republic and Slovakia, a.s. Sancova 1/A SK-813 33 Bratislava SLOVAK REPUBLIC	J.P. Morgan AG** Frankfurt

SLOVENIA	UniCredit Banka Slovenija d.d. Smartinska 140 SI-1000 Ljubljana SLOVENIA	J.P. Morgan AG** Frankfurt

SOUTH AFRICA	FirstRand Bank Limited 1 Mezzanine Floor, 3 First Place, Bank City Cnr Simmonds and Jeppe Streets Johannesburg 2001 SOUTH AFRICA	The Standard Bank of South Africa Limited Johannesburg

SOUTH KOREA	Standard Chartered Bank Korea Limited 47 Jongro, Jongro-Gu Seoul 110-702 SOUTH KOREA	Standard Chartered Bank Korea Limited Seoul

SPAIN	Santander Investment, S.A. Ciudad Grupo Santander Avenida de Cantabria, s/n Edificio Ecinar, planta baja Boadilla del Monte 28660 Madrid SPAIN	J.P. Morgan AG** Frankfurt

** J.P. Morgan affiliate	Page 8 of 11	Correspondent banks are listed for information only.

AGENT AND CASH NETWORK (CUSTODY & FUND SERVICES)

Last Updated November 14, 2014

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK

SRI LANKA	The Hongkong and Shanghai Banking Corporation Limited 24 Sir Baron Jayatillaka Mawatha Colombo 1 SRI LANKA	The Hongkong and Shanghai Banking Corporation Limited Colombo

SWEDEN	Nordea Bank AB (publ) Hamngatan 10 SE-105 71 Stockholm SWEDEN	Svenska Handelsbanken Stockholm

SWITZERLAND	UBS AG 45 Bahnhofstrasse 8021 Zurich SWITZERLAND	UBS AG Zurich

TAIWAN	JPMorgan Chase Bank, N.A.** 8th Floor, Cathay Xin Yi Trading Building No. 108, Section 5, Xin Yi Road Taipei 11047 TAIWAN	JPMorgan Chase Bank, N.A.** Taipei

*TANZANIA*	Stanbic Bank Tanzania Limited Stanbic Centre Corner Kinondoni and A.H.Mwinyi Roads P.O. Box 72648 Dar es Salaam TANZANIA	Stanbic Bank Tanzania Limited Dar es Salaam

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*

THAILAND	Standard Chartered Bank (Thai) Public Company Limited 14th Floor, Zone B Sathorn Nakorn Tower 90 North Sathorn Road Bangrak Silom, Bangrak Bangkok 10500 THAILAND	Standard Chartered Bank (Thai) Public Company Limited Bangkok

TRINIDAD AND TOBAGO	Republic Bank Limited 9-17 Park Street Port of Spain TRINIDAD AND TOBAGO	Republic Bank Limited Port of Spain

TUNISIA	Banque Internationale Arabe de Tunisie, S.A. 70-72 Avenue Habib Bourguiba P.O. Box 520 Tunis 1000 TUNISIA	Banque Internationale Arabe de Tunisie, S.A. Tunis

TURKEY	Citibank A.S. Inkilap Mah., Yilmaz Plaza O. Faik Atakan Caddesi No: 3 34768 Umraniye-Istanbul TURKEY	JPMorgan Chase Bank, N.A.** Istanbul

** J.P. Morgan affiliate	Page 9 of 11	Correspondent banks are listed for information only.

AGENT AND CASH NETWORK (CUSTODY & FUND SERVICES)

Last Updated November 14, 2014

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK

UGANDA	Standard Chartered Bank Uganda Limited 5 Speke Road P.O. Box 7111 Kampala UGANDA	Standard Chartered Bank Uganda Ltd Kampala

*UKRAINE*	PJSC Citibank 16-g Dymyrova Street 03150 Kiev UKRAINE	JPMorgan Chase Bank, N.A.** New York A/C JPMorgan Chase Bank London

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*

UNITED ARAB EMIRATES - ADX	HSBC Bank Middle East Limited Emaar Square, Level 4, Building No. 5 P.O. Box 502601 Dubai UNITED ARAB EMIRATES	The National Bank of Abu Dhabi Abu Dhabi

UNITED ARAB EMIRATES - DFM	HSBC Bank Middle East Limited Emaar Square, Level 4, Building No. 5 P.O. Box 502601 Dubai UNITED ARAB EMIRATES	The National Bank of Abu Dhabi Abu Dhabi

UNITED ARAB EMIRATES - NASDAQ DUBAI	HSBC Bank Middle East Limited Emaar Square, Level 4, Building No. 5 P.O. Box 502601 Dubai UNITED ARAB EMIRATES	J.P. Morgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London

UNITED KINGDOM	JPMorgan Chase Bank, N.A.** 25 Bank Street, Canary Wharf London E14 5JP UNITED KINGDOM	JPMorgan Chase Bank, N.A.** London

	Deutsche Bank AG Depository and Clearing Centre 10 Bishops Square London E1 6EG UNITED KINGDOM	Varies by currency

UNITED STATES	JPMorgan Chase Bank, N.A.** 4 New York Plaza New York NY 10004 UNITED STATES	JPMorgan Chase Bank, N.A.** New York

URUGUAY	Banco Itaú Uruguay S.A. Zabala 1463 11000 Montevideo URUGUAY	Banco Itaú Uruguay S.A. Montevideo

VENEZUELA	Citibank, N.A. Avenida Casanova Centro Comercial El Recreo Torre Norte, Piso 19 Caracas 1050 VENEZUELA	Citibank, N.A. Caracas

** J.P. Morgan affiliate	Page 10 of 11	Correspondent banks are listed for information only.

AGENT AND CASH NETWORK (CUSTODY & FUND SERVICES)

Last Updated November 14, 2014

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK

VIETNAM	HSBC Bank (Vietnam) Ltd. Centre Point 106 Nguyen Van Troi Street Phu Nhuan District Ho Chi Minh City VIETNAM	HSBC Bank (Vietnam) Ltd. Ho Chi Minh City

*WAEMU - BENIN, BURKINA FASO, GUINEA-BISSAU, IVORY COAST, MALI, NIGER, SENEGAL, TOGO*	Standard Chartered Bank Cote d’Ivoire SA 23 Boulevard de la Republique 1 01 B.P. 1141 Abidjan 17 IVORY COAST	Standard Chartered Bank Cote d’Ivoire SA Abidjan

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*

ZAMBIA	Standard Chartered Bank Zambia Plc Standard Chartered House Cairo Road P.O. Box 32238 Lusaka 10101 ZAMBIA	Standard Chartered Bank Zambia Plc Lusaka

*ZIMBABWE*	Stanbic Bank Zimbabwe Limited Stanbic Centre, 3rd Floor 59 Samora Machel Avenue Harare ZIMBABWE	Stanbic Bank Zimbabwe Limited Harare

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*

This document is for information only and its contents are subject to change. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. Neither this document nor any of its contents may be disclosed to any third party or used for any other purpose without the proper written consent of J.P. Morgan. J.P. Morgan has gathered the information from a source it considers reliable, however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

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** J.P. Morgan affiliate	Page 11 of 11	Correspondent banks are listed for information only.

SCHEDULE 2

Form of Board Resolution

To:	JPMorgan Chase Bank, N.A.

December 4, 2014

We hereby certify that the following is a true copy of the minutes of the Board of Directors of ETFS Trust* (the “Company”) which was duly called and held on December 2, 2014 and at which a duly qualified quorum was present throughout and entitled to vote.

VOTED:	That J.P. Morgan be, and hereby is, appointed to serve as custodian for the Trust and the Initial Series under the terms and conditions set forth in the Custody Agreement.

VOTED:	That the Custody Agreement, in substantially the form presented to the Board at this meeting, with such modifications as the Trust’s officers and counsel may deem necessary or desirable be, and hereby is, approved.

VOTED:	That J.P. Morgan be, and hereby is, authorized to use the Federal Reserve/Treasury Book-Entry System for United States and federal agency securities and any securities depositary or book-entry system maintained by a clearing agency registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934 (collectively, the “Book-Entry System”) on a continuous and on-going basis until properly instructed under the Custody Agreement, as may be amended from time to time, to the contrary: (i) to deposit in the Book-Entry System all securities of the Trust eligible for deposit therein and (ii) to utilize the Book-Entry System to the extent feasible in connection with J.P. Morgan’s performance of its duties under the Custody Agreement including without limitation, settlements and purchases of sales of securities by the Trust and deliveries and returns of securities collateral in connection with borrowing, all in conformity with Rule 17f-4 under the 194 Act.

VOTED:	That the arrangements set forth in the Custody Agreement, pursuant to which J.P. Morgan, as custodian for the securities of the Trust’s investment portfolios, may deposit securities in clearing agencies registered with the SEC which acts as Securities Depositories and Treasury Book-Entry System be, and they hereby are, approved.

VOTED:	That the Board hereby determines that, based upon representations made and information provided to it by J.P. Morgan, it is reasonable to rely on J.P. Morgan to perform the “Delegated Responsibilities” (as defined below) in accordance with Rules 17f-5 and 17f-7 and the [Custody Agreement].

VOTED:	That J.P. Morgan be, and hereby is, appointed as Foreign Custody Manager, as defined in Rule 17f-5 under the 1940 Act, to perform the responsibilities in the Custody Agreement, including but not limited to: (a) determining that “eligible foreign custodians” will hold the Trust’s assets in the exercise of reasonable care, based on the standards applicable to custodians in the relevant market, after considering all factors relevant to the safekeeping of the Trust’s assets; (b) ensuring that the Trust’s arrangements with eligible foreign custodians are governed by written contracts; (c) placing the Trust’s assets with foreign custodians; (d) monitoring the Trust’s foreign custody arrangements with foreign custodians; (e) notifying the Trust regarding certain events; and (f) providing written

______________________

* Name of Company in full.

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reports to the Board in accordance with Rule 17f-5 and the Custody Agreement (the “Delegated Responsibilities”).

VOTED:	That J.P. Morgan’s appointment as the Board’s delegate and Foreign Custody Manager be, and hereby is, subject to J.P. Morgan’s confirmation of its willingness to so act and its agreement to exercise the reasonable care, prudence, and diligence a person having responsibility for the safekeeping of the assets of an investment company registered under the 1940 Act would exercise in performing the Delegated Responsibilities and subject to the execution of the Custody Agreement.

VOTED:	That J.P. Morgan be, and hereby is, directed to provide the Board and the Trust’s investment advisers such analysis as required by Rule 17f-7 and as they reasonably request regarding the safekeeping of the Trust’s assets with an “eligible securities depository” as defined in that rule.

VOTED:	That the Trust be, and hereby is, authorized and empowered to make, execute, verify, and file any and all other documents and instruments and to take any all steps or actions necessary or advisable in connection with the foreign custody arrangement presented at this meeting in order to carry out the intent and purpose of the foregoing resolutions.

VOTED:	That the proper officers of the Trust be, and hereby severally are, authorized, directed and empowered to execute and deliver the Custody Agreement on behalf of the Trust.

............................................................................Director

/s/ Benoit Autier
............................................................................Secretary

SCHEDULE 3

J.P. Morgan Worldwide Securities Services Custody Restricted Markets Schedule

J.P. Morgan Investor Services Global Custody Restricted Markets Schedule

The following table identifies certain markets that J.P. Morgan has determined to be restricted markets and provides summary information about the nature of the restrictions applicable in each. J.P. Morgan reserves the right to update this Schedule from time to time upon notice to Customer.

Market	Restrictions
Costa Rica	If J.P. Morgan’s Costa Rican Subcustodian exits the market or becomes an unacceptable provider of subcustody services, J.P. Morgan may cease to provide custody services with respect to Securities that are safekept in Costa Rica. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.
Iceland

Until further notice from J.P. Morgan, no deposits of Icelandic currency will be held in the Customer’s Cash Account except for the proceeds of sales of Securities safekept in Iceland (“Icelandic Securities”) or where income and corporate action proceeds are paid in local currency.

Until further notice from J.P. Morgan, any credit of Icelandic currency to the Customer’s Cash Account with J.P. Morgan will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be applied at Customer’s Instruction to the purchase of Icelandic Securities or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s Icelandic Subcustodian via a foreign exchange transaction (upon Instruction received from Customer). In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that J.P. Morgan is able to obtain, as reasonably determined by J.P. Morgan.

Malawi

Local currency will be held in one or more separate cash accounts that J.P. Morgan opens for the benefit of its customers with
J.P. Morgan’s Malawi Subcustodian.

Due to unclear standards in the Malawi market with respect to the completion and submission of corporate action elections,
J.P. Morgan will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to Securities safekept in Malawi (“Malawi Securities”).

If J.P. Morgan’s Malawi Subcustodian exits the market or becomes an unacceptable provider of subcustody services, J.P. Morgan may cease to provide custody services with respect to Malawi Securities. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Palestinian Territories	Until further notice from J.P. Morgan, any credit of U.S. Dollars or Jordanian Dinars to the Customer’s Cash Account with J.P. Morgan applied at Customer’s Instruction to the purchase or sale of Securities safekept in the Palestinian Territories will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be repatriated or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s Subcustodian in the Palestinian Territories via a foreign exchange transaction (upon Instruction received from Customer). In this regard, Customer will be entitled to no more than Customer’s

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Market	Restrictions

pro rata share of any recoveries that J.P. Morgan is able to obtain, as reasonably determined by J.P. Morgan.

Clients acknowledge that, due to the political uncertainties and ongoing development, issues may arise in the Palestinian Territories in connection with any of the services which the Palestinian Subcustodian is providing under our subcustodian agreement with them. As a result, J.P. Morgan wishes to highlight that there could be disruption in services, and that these disruptions or limitations in service would be considered as force majeure.

Tanzania

Local currency will be held in one or more separate cash accounts that J.P. Morgan opens for the benefit of its customers with J.P. Morgan’s Tanzanian Subcustodian.

Due to the unclear standards in the Tanzanian market with respect to the completion and submission of corporate action elections, J.P. Morgan will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to Securities safekept in Tanzania (“Tanzanian Securities”).

If J.P. Morgan’s Tanzanian Subcustodian exits the market or becomes an unacceptable provider of subcustody services, J.P. Morgan may cease to provide custody services with respect to Tanzanian Securities. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Ukraine (for Ukrainian Equities only)

Customer should refer to the current version of the applicable J.P. Morgan’s Ukraine briefing memo regarding the account structure and corporate action nuances of the Ukrainian market.

For client opening accounts in Ukraine and unincorporated client types in particular, due to unclear standards in the Ukrainian market with respect to the completion and submission of corporate action elections, J.P. Morgan will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to equity Securities safekept in Ukraine.

West African Economic and Monetary Union (“WAEMU”)

Local currency will be held in one or more separate cash accounts that J.P. Morgan opens for the benefit of its customers with J.P. Morgan’s WAEMU Subcustodian.

If J.P. Morgan’s WAEMU Subcustodian exits the market or becomes an unacceptable provider of subcustody services, or if market conditions otherwise deteriorate within one or more of the member states of WAEMU, J.P. Morgan may cease to provide custody services with respect to Securities issued in member states of WAEMU that are settled and safekept at Dépositaire Central/Banque de Règlement S.A. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Zimbabwe

Until further notice from J.P. Morgan, any credit of U.S. Dollars to the Customer’s Cash Account with J.P. Morgan applied at Customer’s Instruction to the purchase or sale of Securities safekept in Zimbabwe (the “Zimbabwe Securities”) will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be repatriated or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s Zimbabwean Subcustodian via a foreign exchange transaction (upon Instruction received from Customer). In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that J.P. Morgan is able to obtain, as reasonably determined by J.P. Morgan.

If J.P. Morgan’s Zimbabwean Subcustodian exits the market or becomes an unacceptable

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Market	Restrictions
provider of subcustody services, or if market conditions otherwise deteriorate, J.P. Morgan may cease to provide custody services with respect to Zimbabwe Securities. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

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SCHEDULE 4

ETFS Trust - List of Funds

1.  ETFS Zacks Earnings Large-Cap U.S. Index Fund

2.  ETFS Zacks Earnings Small-Cap U.S. Index Fund

3.  ETFS Diversified Factor US Large Cap Index Fund

4.  ETFS Diversified Factor Developed Europe Index Fund

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ANNEX A

Electronic Access

1.     J.P. Morgan may permit the Customer and its Authorized Persons to access certain electronic systems and applications (collectively, the “Products”) and to access or receive electronically Data (as defined below) in connection with the Agreement. J.P. Morgan may, from time to time, introduce new features to the Products or otherwise modify or delete existing features of the Products in its sole discretion. J.P. Morgan shall endeavor to give the Customer reasonable notice of its termination or suspension of access to the Products, but may do so immediately if J.P. Morgan determines, in its sole discretion, that providing access to the Products would violate Applicable Law or that the security or integrity of the Products is at risk. Access to the Products shall be subject to the Security Procedures.

2.     In consideration of the fees paid by the Customer to J.P. Morgan and subject to any applicable software license addendum in relation to J.P. Morgan-owned or sublicensed software provided for a particular application and Applicable Law, J.P. Morgan grants to the Customer a non-exclusive, non-transferable, limited and revocable license to use the Products and the information and data made available through the Products or transferred electronically (the “Data”) for the Customer’s internal business use only. The Customer may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein. The license granted herein will permit use by the Customer’s Authorized Person, provided that such use shall be in compliance with the Agreement, including this Annex. The Customer acknowledges that elements of the Data, including prices, corporate action information, and reference data, may have been licensed by J.P. Morgan from third parties and that any use of such Data beyond that authorized by the foregoing license, may require the permission of one or more third parties in addition to J.P. Morgan.

3.     The Customer acknowledges that there are security, corruption, transaction error and access availability risks associated with using open networks such as the internet, and the Customer hereby expressly assumes such risks. The Customer is solely responsible for obtaining, maintaining and operating all software (including antivirus software, anti-spyware software, and other internet security software) and personnel necessary for the Customer to access and use the Products. All such software must be interoperable with J.P. Morgan’s software. Each of the Customer and J.P. Morgan shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

4.     In cases where J.P. Morgan’s web site is unexpectedly down or otherwise unavailable, J.P. Morgan shall, absent a force majeure event, provide other appropriate means for the Customer or its Authorized Persons to instruct J.P. Morgan or obtain reports from J.P. Morgan. J.P. Morgan shall not be liable for any Liabilities arising out of the Customer’s use of, access to or inability to use the Products via J.P. Morgan’s web site in the absence of J.P. Morgan’s gross negligence or willful misconduct.

5.     Use of the Products may be monitored, tracked, and recorded. In using the Products, the Customer hereby expressly consents to such monitoring, tracking, and recording. Individuals and organizations should have no expectation of privacy unless local law, regulation, or contract provides otherwise. J.P. Morgan shall own all right, title and interest in the data reflecting the Customer usage of the Products or J.P. Morgan’s web site (including, but not limited to, general usage data and aggregated transaction data). J.P. Morgan may use and sublicense data obtained by it regarding the Customer’s use of the Products or J.P. Morgan’s website, as long as J.P. Morgan does not disclose to others that the Customer was the source of such data or the details of individual transactions effected using the Products or web site.

6.     The Customer shall not knowingly use the Products to transmit (i) any virus, worm, or destructive element or any programs or data that may be reasonably expected to interfere with or disrupt the Products or servers connected to the Products; (ii) material that violates the rights of another, including but not limited to the intellectual property rights of another; and (iii) “junk mail”, “spam”, “chain letters” or unsolicited mass distribution of e-mail.

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7.     The Customer shall promptly and accurately designate in writing to J.P. Morgan the geographic location of its users upon written request. The Customer further represents and warrants to J.P. Morgan that the Customer shall not access the service from any jurisdiction which J.P. Morgan informs the Customer or where the Customer has actual knowledge that the service is not authorized for use due to local regulations or laws, including applicable software export rules and regulations. Prior to submitting any document which designates the persons authorized to act on the Customer’s behalf, the Customer shall obtain from each individual referred to in such document all necessary consents to enable J.P. Morgan to process the data set out therein for the purposes of providing the Products.

8.     The Customer will be subject to and shall comply with all applicable laws, rules and regulations concerning restricting collection, use, disclosure, processing and free movement of the Data (collectively, the “Privacy Regulations”). The Privacy Regulations may include, as applicable, the Federal “Privacy of Consumer Financial Information” Regulation (12 CFR Part 30), as amended from time to time, issued pursuant to Section 504 of the Gramm-Leach-Bliley Act of 1999 (15 U.S.C. §6801, et seq.), the Health and Insurance Portability and Accountability Act of 1996 (42 U.S.C. §1320d), The Data Protection Act 1998 and Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to processing of personal data and the free movement of such data.

9.     The Customer shall be responsible for the compliance of its Authorized Persons with the terms of the Agreement, including this Annex.

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APPENDIX 1

Information Regarding Country Risk

1.	To aid Customer in its determinations regarding Country Risk, J.P. Morgan shall furnish annually, and upon the initial placing of Financial Assets and cash into a country, the following information:

A.	Opinions of local counsel concerning:

		i.	Whether applicable foreign law would restrict the access of Customer’s independent public accountants to books and records kept by an Eligible Foreign Custodian located in that country which pertain to the Customer’s account.

		ii.	Whether applicable foreign law would restrict Customer’s ability to recover its Financial Assets and cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

		iii.	Whether applicable foreign law would restrict Customer’s ability to recover Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

		iv.	Whether applicable foreign law would restrict the Customer’s right as foreign investors to convert Customer’s cash or cash equivalents into U.S. dollars which have not yet been invested in securities.

	B.	A market profile with respect to the following topics:

(i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) securities depositories (including depository risk assessment), if any.

2.	To aid Customer in monitoring Country Risk, J.P. Morgan shall furnish the following additional information:

NewsFlashes, including with respect to changes in the information in market profiles

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APPENDIX 2	Last Updated April 01, 2014

SECURITIES DEPOSITORIES

ARGENTINA	CVSA	Equity, Corporate Debt, Government Debt
(Caja de Valores S.A.)

AUSTRALIA	ASX Settlement	Equity
(ASX Settlement Pty Limited)

	Austraclear	Corporate Debt, Government Debt

(Austraclear Limited)

AUSTRIA	OeKB	Equity, Corporate Debt, Government Debt
(Oesterreichische Kontrollbank AG)

BAHRAIN	CSD	Equity, Corporate Debt
(Bahrain Bourse - Settlement and Central Depository)

BANGLADESH	CDBL	Equity, Corporate Debt
(Central Depository Bangladesh Limited)

BELGIUM	Euroclear Belgium	Equity, Corporate Debt
(Euroclear Belgium SA/NV)

NBB

	(The National Bank of Belgium)	Corporate Debt, Government Debt

BERMUDA	BSD	Equity, Corporate Debt, Government Debt
(Bermuda Stock Exchange - Bermuda Securities Depository)

BOTSWANA	BoB	Government Debt
(Bank of Botswana)

CSDB

	(Central Securities Depository of Botswana Ltd)	Equity, Corporate Debt

BRAZIL	BM&FBOVESPA	Equity
	(BM&FBOVESPA S.A. - Bolsa de Valores Mercadorias e Futuros - Central Depository)	Corporate Debt

CETIP

(Central de Custódia e Liquidação Financeira de Títulos Privados)

	SELIC	Government Debt

(Banco Central do Brasil - Sistema Especial de Liquidacao e Custodia)

BULGARIA	CDAD	Equity, Corporate Debt
(Central Depository AD)

BNB

	(Bulgarian National Bank)	Government Debt

CANADA	CDS	Equity, Corporate Debt, Government Debt
(CDS Clearing and Depository Services Inc.)

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SECURITIES DEPOSITORIES

Last Updated April 01, 2014

MARKET	DEPOSITORY	INSTRUMENTS

CHILE	DCV (Depósito Central de Valores S.A.)	Equity, Corporate Debt, Government Debt

CHINA A-SHARE	CSDCC (China Securities Depository and Clearing Corporation Limited)	Equity, Corporate Debt, Government Debt

CHINA B-SHARE	CSDCC (China Securities Depository and Clearing Corporation Limited)	Equity

COLOMBIA	DCV (Banco de la Républica de Colombia - Depósito Central de Valores)	Government Debt
	DECEVAL (Depósito Centralizado de Valores de Colombia S.A.)	Equity, Corporate Debt, Government Debt

COSTA RICA	CEVAL (Central de Valores de la Bolsa Nacional de Valores, S.A.)	Equity, Corporate Debt, Government Debt

CROATIA	SKDD (Središnje klirinško depozitarno društvo d.d.)	Equity, Corporate Debt, Government Debt

CYPRUS	CDCR (Cyprus Stock Exchange - Central Depository and Central Registry)	Equity, Corporate Debt, Government Debt

CZECH REPUBLIC	CNB (Ceska národní banka)	Short-Term Corporate Debt, Short-Term Government Debt
	CDCP (Centrální depozitár cenných papíru, a.s.)	Equity, Long-Term Corporate Debt, Long-Term Government Debt

DENMARK	VP (VP Securities A/S)	Equity, Corporate Debt, Government Debt

EGYPT	MCDR (Misr for Central Clearing, Depository and Registry)	Equity, Corporate Debt, Treasury Bonds
	CBE (Central Bank of Egypt)	Treasury Bills

ESTONIA	ECSD (Eesti Väärtpaberikeskus AS)	Equity, Corporate Debt, Government Debt

FINLAND	Euroclear Finland (Euroclear Finland Oy)	Equity, Corporate Debt, Government Debt

FRANCE	Euroclear France (Euroclear France SA)	Equity, Corporate Debt, Government Debt

GERMANY	CBF (Clearstream Banking AG)	Equity, Corporate Debt, Government Debt

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SECURITIES DEPOSITORIES

Last Updated April 01, 2014

MARKET	DEPOSITORY	INSTRUMENTS

GHANA	CSD (Central Securities Depository (GH) Ltd.)	Equity, Corporate Debt, Government Debt

GREECE	BoG (Bank of Greece)	Government Debt

	HCSD (Hellenic Central Securities Depository)	Equity, Corporate Debt

HONG KONG	HKSCC (Hong Kong Securities Clearing Company Limited)	Equity, Corporate Debt, Government Debt

	CMU (Hong Kong Monetary Authority - Central Moneymarkets Unit)	Corporate Debt, Government Debt

HUNGARY	KELER (Központi Elszámolóház és Értéktár (Budapest) Zrt.)	Equity, Corporate Debt, Government Debt

ICELAND	ISD (Verðbréfaskráning Íslands hf.)	Equity, Corporate Debt, Government Debt

INDIA	NSDL (National Securities Depository Limited)	Equity, Corporate Debt

	CDSL (Central Depository Services (India) Limited)	Equity, Corporate Debt

	RBI (Reserve Bank of India)	Government Debt

INDONESIA	KSEI (PT Kustodian Sentral Efek Indonesia)	Equity, Corporate Debt, Government Debt* (*acts as sub-registry)

	Bl (Bank Indonesia)	Government Debt

INTERNATIONAL SECURITIES MARKET	Euroclear Bank (Euroclear Bank SA/NV)	Internationally Traded Debt, Equity

	CBL (Clearstream Banking S.A.)	Internationally Traded Debt, Equity

IRELAND	EUI (Euroclear UK & Ireland Limited)	Equity, Corporate Debt

ISRAEL	TASE-CH (Tel Aviv Stock Exchange Clearing House Ltd)	Equity, Corporate Debt, Government Debt

ITALY	Monte Titoli (Monte Titoli S.p.A.)	Equity, Corporate Debt, Government Debt

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SECURITIES DEPOSITORIES

Last Updated April 01, 2014

MARKET	DEPOSITORY	INSTRUMENTS

JAPAN	JASDEC (Japan Securities Depository Center, Incorporated)	Equity, Corporate Debt

	BOJ (Bank of Japan)	Government Debt

JORDAN	SDC (Securities Depository Center)	Equity, Corporate Debt

KAZAKHSTAN	KACD (Central Securities Depository Joint-Stock Company)	Equity, Corporate Debt, Government Debt

KENYA	CBCD (Central Bank of Kenya - Central Depository System)	Government Debt

	CDSC (Central Depository and Settlement Corporation Limited)	Equity, Corporate Debt

KUWAIT	KCC (The Kuwait Clearing Company S.A.K.)	Equity, Corporate Debt

LATVIA	LCD (Latvian Central Depository)	Equity, Corporate Debt, Government Debt

LEBANON	BDL (Banque du Liban)	Government Debt

	MIDCLEAR (Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East S.A.L.)	Equity, Corporate Debt

LITHUANIA	CSDL (Central Securities Depository of Lithuania)	Equity, Corporate Debt, Government Debt

LUXEMBOURG	CBL (Clearstream Banking S.A.)	Equity, Corporate Debt, Government Debt

MALAYSIA	Bursa Depository (Bursa Malaysia Depository Sdn Bhd)	Equity, Corporate Debt

	BNM (Bank Negara Malaysia)	Government Debt

MAURITIUS	CDS (Central Depository & Settlement Co. Ltd)	Equity, Corporate Debt

	BOM (Bank of Mauritius)	Government Debt

MEXICO	Indeval (S.D. Indeval S.A. de C.V.)	Equity, Corporate Debt, Government Debt

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SECURITIES DEPOSITORIES

 Last Updated April 01, 2014

MARKET	DEPOSITORY	INSTRUMENTS

MOROCCO	Maroclear (Maroclear)	Equity, Corporate Debt, Government Debt

NETHERLANDS	Euroclear Nederland (Euroclear Nederland)	Equity, Corporate Debt, Government Debt

NEW ZEALAND	NZCSD (New Zealand Central Securities Depository Limited)	Equity, Corporate Debt, Government Debt

NIGERIA	CSCS (Central Securities Clearing System Plc)	Equity, Corporate Debt

	CBN (Central Bank of Nigeria)	Government Debt

NORWAY	VPS (Verdipapirsentralen ASA)	Equity, Corporate Debt, Government Debt

OMAN	MCD (Muscat Clearing and Depository Co. (S.A.O.C))	Equity, Corporate Debt, Government Debt

PAKISTAN	SBP (State Bank of Pakistan)	Government Debt

	CDC (Central Depository Company of Pakistan Limited)	Equity, Corporate Debt

PALESTINIAN TERRITORIES	CDS (Palestine Exchange - Clearing, Depository and Settlement Center)	Equity

PERU	CAVALI (CAVALI S.A. I.C.L.V.)	Equity, Corporate Debt, Government Debt

PHILIPPINES	PDTC (Philippine Depository and Trust Corporation)	Equity, Corporate Debt

	RoSS (Registry of Scripless Securities)	Government Debt

POLAND	NDS (Krajowy Depozyt Papierów Wartosciowych S.A.)	Equity, Long-Term Government Debt

	RPW (National Bank of Poland - Registry of Securities)	Short-Term Government Debt

PORTUGAL	INTERBOLSA (Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.)	Equity, Corporate Debt, Government Debt

QATAR	QCSD (Qatar Central Securities Depository)	Equity, Government Debt

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SECURITIES DEPOSITORIES

 Last Updated April 01, 2014

MARKET	DEPOSITORY	INSTRUMENTS

ROMANIA	CD S.A. (Central Depository S.A.)	Equity, Corporate Debt

	NBR (National Bank of Romania)	Government Debt

RUSSIA	NSD (National Settlement Depository)	Equity, Corporate Debt, Government Debt

SAUDI ARABIA	Tadawul (The Saudi Stock Exchange (Tadawul) Company Securities Depository Center)	Equity, Corporate Debt

	SAMA (Saudi Arabian Monetary Agency)	Government Debt

SERBIA	CSD (Central Securities Depository and Clearing House)	Equity, Corporate Debt, Government Debt

SINGAPORE	CDP (The Central Depository (Pte) Limited)	Equity, Corporate Debt

	MAS (Monetary Authority of Singapore)	Government Debt

SLOVAK REPUBLIC	CDCP (Centrálny depozitár cenných papierov SR, a.s.)	Equity, Corporate Debt, Government Debt

SLOVENIA	KDD (Centralna klirinško depotna družba d.d.)	Equity, Corporate Debt, Government Debt

SOUTH AFRICA	Strate Ltd (Strate - Central Securities Depository)	Equity, Corporate Debt, Government Debt

SOUTH KOREA	KSD (Korea Securities Depository)	Equity, Corporate Debt, Government Debt

SPAIN	IBERCLEAR (Sociedad de Sistemas)	Equity, Corporate Debt, Government Debt

SRI LANKA	CDS (Central Depository Systems (Pvt.) Ltd.)	Equity, Corporate Debt

	LankaSecure (LankaSecure)	Government Debt

SWEDEN	Euroclear Sweden (Euroclear Sweden AB)	Equity, Corporate Debt, Government Debt

SWITZERLAND	SIS (SIX SIS Ltd)	Equity, Corporate Debt, Government Debt

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SECURITIES DEPOSITORIES

Last Updated April 01, 2014

MARKET	DEPOSITORY	INSTRUMENTS

TAIWAN	TDCC (Taiwan Depository and Clearing Corporation)	Equity, Corporate Debt
	CBC (Central Bank of the Republic of China (Taiwan))	Government Debt

TANZANIA	CDS (Dar es Salaam Stock Exchange Central Depository System)	Equity, Corporate Debt

THAILAND	TSD (Thailand Securities Depository Company Limited)	Equity, Corporate Debt, Government Debt

TRINIDAD AND TOBAGO	TTCD (Trinidad and Tobago Central Depository Limited)	Equity, Corporate Debt, Government Debt

TUNISIA	STICODEVAM (Société Tunisienne Interprofessionnelle pour la Compensation et le Dépôt des Valeurs Mobilières)	Equity, Corporate Debt, Government Debt

TURKEY	CBRT (Türkiye Cumhuriyet Merkez Bankasi A.S.)	Government Debt
	CRA (Merkezi Kayit Kurulusu A.S.)	Equity, Corporate Debt, Government Debt

UGANDA	CDS (Bank of Uganda - Central Depository System)	Government Debt
	SCD (Uganda Securities Exchange - Securities Central Depository)	Equity, Corporate Debt

UKRAINE	NDU (National Depository of Ukraine)	Equity, Corporate Debt

UNITED ARAB EMIRATES - ADX	ADX (Abu Dhabi Securities Exchange)	Equity, Corporate Debt, Government Debt

UNITED ARAB EMIRATES - DFM	DFM (Dubai Financial Market)	Equity, Corporate Debt, Government Debt

UNITED ARAB EMIRATES - NASDAQ DUBAI	NASDAQ Dubai (NASDAQ Dubai Limited)	Corporate Debt

UNITED KINGDOM	EUI (Euroclear UK & Ireland Limited)	Equity, Corporate Debt, Government Debt

UNITED STATES	FRB (Federal Reserve Bank)	Government Debt, Mortgage Backed Securities
	DTC (Depository Trust Company)	Equity, Corporate Debt

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SECURITIES DEPOSITORIES

Last Updated April 01, 2014

MARKET	DEPOSITORY	INSTRUMENTS

URUGUAY	BCU (Banco Central del Uruguay)	Government Debt

VENEZUELA	CVV (Caja Venezolana de Valores, S.A.) BCV (Banco Central de Venezuela)	Equity, Corporate Debt Government Debt

VIETNAM	VSD (Vietnam Securities Depository)	Equity, Corporate Debt, Government Debt

WAEMU - BENIN BURKINA FASO, GUINEA-BISSAU, IVORY COAST, MALI, NIGER, SENEGAL, TOGO	DC/BR (Le Dépositaire Central / Banque de Règlement)	Equity, Corporate Debt, Government Debt

ZAMBIA	LuSE CSD (Lusaka Stock Exchange Central Securities Depository) BoZ (Bank of Zambia)	Equity, Corporate Debt Government Treasury Bills

ZIMBABWE	Chengetedzai Depository Company (Chengetedzai Depository Company)

This document is for information only and its contents are subject to change. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan. Neither this document nor any of its contents may be disclosed to any third party or used for any other purpose without the proper written consent of J.P. Morgan. J.P. Morgan has gathered the information from a source it considers reliable, however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

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